Exhibit 2.1
                                  -----------




                          AGREEMENT AND PLAN OF MERGER



                                     BETWEEN

                             UNITED FINANCIAL CORP.

                                       AND

                        CHOUTEAU COUNTY BANCSHARES, INC.











                                  July 8, 1998


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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1--MERGER  1
         1.1.     Effect of Merger ...........................................1
         1.2.     Conversion of Chouteau Common Stock;
                  Capital Stock of United ....................................2
         1.3.     Election, Allocation and Conversion Procedures .............3
         1.4.     Additional Exchange Procedures .............................6
         1.5.     Dissenting Shares...........................................7

ARTICLE 2--REPRESENTATIONS AND WARRANTIES OF UNITED ..........................8
         2.1.     Organization and Qualification .............................8
         2.2.     Authority Relative to this Agreement; Non-Contravention ....8
         2.3.     Validity of United Common Stock ............................8
         2.4.     Capital Stock ..............................................9
         2.5.     1934 Act Reports ...........................................9
         2.6.     No Material Adverse Changes ................................9
         2.7.     Reports and Filings ........................................9
         2.8.     Registration Statement; Proxy Statement ....................9
         2.9.     Tax Treatment .............................................10
         2.10.    Absence of Undisclosed Liabilities ........................10
         2.11.    Litigation ................................................10
         2.12.    Compliance with Laws; Permits .............................10
         2.13.    Disclosure ................................................11
         2.14.    Regulatory Approval .......................................11


ARTICLE 3--REPRESENTATIONS AND WARRANTIES OF CHOUTEAU .......................11
         3.1.     Organization and Qualification ............................11
         3.2.     Authority Relative to this Agreement; Non-Contravention ...11
         3.3.     Capitalization ............................................12
         3.4.     Financial Statements ......................................13
         3.5.     Loans    ..................................................13
         3.6.     Reports and Filings .......................................13
         3.7.     Subsidiaries ..............................................14
         3.8.     Absence of Undisclosed Liabilities ........................14
         3.9.     No Material Adverse Changes ...............................14
         3.10.    Absence of Certain Developments ...........................14
         3.11.    Properties ................................................15
         3.12.    Tax Matters ...............................................17
         3.13.    Contracts and Commitments .................................18
         3.14.    Litigation ................................................19
         3.15.    No Brokers or Finders .....................................19
         3.16.    Employees .................................................19
         3.17.    Employee Benefit Plans ....................................19
         3.18.    Insurance .................................................21
         3.19.    Affiliate Transactions ....................................21
         3.20.    Compliance with Laws; Permits .............................21
         3.21.    Administration of Fiduciary Accounts ......................22
         3.22.    Disclosure ................................................22
         3.23.    Proxy Statement ...........................................22
         3.24.    Regulatory Approvals ......................................23
         3.25.    Interest Rate Risk Management Instruments .................23
         3.26.    Loan Participations .......................................23
         3.27.    Disclosures in Schedules ..................................23
         3.28.    Tax Treatment .............................................23


ARTICLE 4--CONDUCT OF BUSINESS PENDING THE MERGER ...........................23
         4.1.     Conduct of Business .......................................23



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ARTICLE 5--ADDITIONAL COVENANTS AND AGREEMENTS ..............................25
         5.1.     Filings and Approvals .....................................25
         5.2.     Certain Loans and Related Matters .........................26
         5.3.     Monthly Financial Statements ..............................26
         5.4.     Expenses ..................................................26
         5.5.     No Negotiations, etc. .....................................26
         5.6.     Notification of Certain Matters ...........................26
         5.7.     United Access to Information; Confidentiality .............27
         5.8.     Filing of Tax Returns and Adjustments .....................27
         5.9.     Establishment of Accruals .................................28
         5.10.    Employee and Director Matters .............................28
         5.11.    Tax Treatment .............................................29
         5.12.    Registration Statements; Shareholder Approvals ............29
         5.13.    Nasdaq Listing ............................................30
         5.14.    Affiliate Letters .........................................30

ARTICLE 6--CONDITIONS .......................................................30
         6.1.     Conditions to Obligations of Each Party ...................30
         6.2.     Additional Conditions to Obligation of Chouteau ...........31
         6.3.     Additional Conditions to Obligation of United .............33


ARTICLE 7--TERMINATION, AMENDMENT AND WAIVER ................................37
         7.1.     Termination ...............................................37
         7.2.     Effect of Termination .....................................37
         7.3.     Amendment .................................................38
         7.4.     Waiver ....................................................38


ARTICLE 8--GENERAL PROVISIONS ...............................................38
         8.1.     Public Statements .........................................38
         8.2.     Notices ...................................................38
         8.3.     Interpretation ............................................39
         8.4.     Severability ..............................................39
         8.5.     Miscellaneous .............................................39
         8.6.     Representations, Warranties and Covenants .................39


SIGNATURES ..................................................................40



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                          AGREEMENT AND PLAN OF MERGER



                  This AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated July 8, 1998, is made and entered into by and between UNITED FINANCIAL CORP., a Minnesota corporation ("United"), and CHOUTEAU COUNTY BANCSHARES, INC. a Montana corporation ("Chouteau").

                  WHEREAS, the respective Boards of Directors of United and Chouteau have determined that it is advisable and in the best interests of United and Chouteau and their respective shareholders to consummate the merger of Chouteau with and into United as described in Article1 of this Agreement (the "Merger");

                  WHEREAS, United will be the surviving corporation of the Merger and, as a result of the Merger, all of the outstanding shares of the common stock, $10 par value, of Chouteau ("Chouteau Common Stock"), will be converted into the right to receive a combination of cash and shares of common stock, $1.00 par value, of United ("United Common Stock") on the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS, Chouteau owns all of the issued and outstanding capital stock of (a) First State Bank of Fort Benton, a Montana corporation (the "Bank"), and (b) Fort Benton Insurance Agency, Inc., a Montana corporation (the "Insurance Agency") (the Bank and Insurance Agency are sometimes hereafter collectively referred to as the "Subsidiaries"); and

                  WHEREAS, United and Chouteau desire that the Merger be made on the terms and subject to the conditions set forth in this Agreement and that the Merger qualify as a reorganization within the meaning of Section368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                  NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein, the parties hereto agree as follows:


                                    ARTICLE 1

                                     MERGER

                  Subject to the satisfaction or waiver of the conditions set forth in Article6, on a date mutually satisfactory to the parties as soon as practicable following receipt of all necessary regulatory approvals of the Board of Governors of the Federal Reserve System ("FRB") and any other applicable regulatory authorities, Chouteau will merge with and into United. United, in its capacity as the corporation surviving the Merger, is sometimes referred to herein as the "Surviving Corporation". The Merger will be effected pursuant to the provisions of, and with the effect provided in Part 8, Chapter 1 of Title 35 of the Montana Code Annotated ("MCA") and Section 601 of the Minnesota Business Corporation Act (the "MBCA").

                  1.1.   Effect of Merger.

                  (a) On the Effective Date (as defined in Section1.1(d)), Chouteau shall be merged with and into United, and the separate existence of Chouteau shall cease. The Charter (as defined Section2.2) and the Bylaws of United, as in effect immediately prior to the Effective Date, shall be the Charter and the Bylaws of the Surviving Corporation, until the same may be further amended as provided therein and in accordance with applicable law. Subject to the additional appointment to be made as provided in Section 5.10(f), the directors and officers of United immediately prior to the Effective Date will be the directors and officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and shall qualify.



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                  (b) On the Effective Date and thereafter, the Surviving
Corporation shall be responsible and liable for all the liabilities, debts, obligations and penalties of each of United and Chouteau.

                  (c) On the Effective Date and thereafter, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of United and Chouteau; all property, real, personal and mixed, and all debts due on whatever account, and all and every other interest, of or belonging to or due to each of United and Chouteau, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate or any interest therein, vested in United or Chouteau, shall not revert or be in any way impaired by reason of the Merger.

                  (d) To effect the Merger, the parties hereto will cause appropriate certificates of merger relating to the Merger to be filed with the Secretary of State of Minnesota and the Secretary of State of Montana. The Merger shall become effective upon the later of such certificates of merger to be filed. As used herein, the term "Effective Date" shall mean the date on which the Merger shall become effective as provided in the preceding sentence.

                  1.2. Conversion of Chouteau Common Stock; Capital Stock of United.

                  To effectuate the Merger and subject to the terms and conditions of this Agreement:

                  (a) At the Effective Date, by virtue of the Merger and without any action on the part of United, Chouteau, the Surviving Corporation or the holder of any of the following securities:

                  (i) Each share of Chouteau Common Stock issued and outstanding immediately prior to the Effective Date (other than (x)shares of Chouteau Common Stock owned by Chouteau or any direct or indirect subsidiary of Chouteau and (y)any Dissenting Shares (as defined in
                         Section 1.5)) shall be canceled and extinguished and be converted into and become a right to receive, at the election of each holder thereof but subject to the other provisions of this Section 1.2,

                  (A) cash in an amount equal to the product of 42.12 multiplied by the United Average Stock Price (as hereafter defined), subject to adjustment as hereinafter provided (the "Per Share Cash Consideration"), or

                  (B) 42.12 shares of United Common Stock (the "Exchange Ratio"), subject to adjustment as hereinafter provided (the "Per Share Stock Consideration");

                  provided, however, that if the United Average Stock Price shall be:

                  (C) more than $31.35, then the Exchange Ratio shall be adjusted downward to equal the quotient of $1,320.00 divided by the United Average Stock Price and the Per Share Cash Consideration shall be equal to $1,320.00; or

                  (D) less than $25.65, then the Exchange Ratio shall be adjusted upward to equal the quotient of $1,080.00 divided by the United Average Stock Price and the Per Share Cash Consideration shall be equal to $1,080.00;

                  and provided further that, subject to the election, allocation and conversion procedures set forth in Sections 1.3:



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                  (E)   at least 20% and no more than 50% of the shares of
                        Chouteau Common Stock outstanding immediately prior to the Effective Date shall be converted into the right to receive the Per Share Cash Consideration (such number of shares, the "Cash Number"); and

                  (F) at least 50% and no more than 80% of the shares of Chouteau Common Stock outstanding immediately prior to the Effective Date shall be converted into the right to receive the Per Share Stock Consideration (such number of shares representing 50% of the shares of Chouteau Common Stock outstanding immediately prior the Effective Date, the "Minimum Stock Number" and such number of shares representing 80% of the shares of Chouteau Common Stock outstanding immediately prior to the Effective Date, the "Maximum Stock Number").

                  The term "United Average Stock Price" means the average midpoint of the closing bid and ask prices for United Common Stock on the NASDAQ National Market ("NMS") (or, in the absence thereof, as reported in such other source upon which United and Chouteau shall agree) during the 10 consecutive NMS trading days on which United Common Stock is traded on the NMS ending on, and including, the NMS trading day three business days prior to the Election Deadline (as defined in Section 1.3(c)).

                  (ii) Notwithstanding any other provision hereof, if United effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction, after the date hereof and before the Effective Date, the Exchange Ratio, the $31.35 figure in Section 1.2(a)(i)(C) and the $25.65 figure in Section 1.2(a)(i)(D) shall be appropriately adjusted.

         (b) At the Effective Date, each share of Chouteau Common Stock that, immediately prior to the Effective Date, shall be owned by Chouteau or any direct or indirect subsidiary of Chouteau shall, by virtue of the Merger and without any action on the part of United, Chouteau, the Surviving Corporation or any holder of shares of United Common Stock or Chouteau Common Stock, be canceled and extinguished and shall cease to exist, and no exchange or payment shall be made therefor.

         (c) At and after the Effective Date, each share of United Common Stock issued and outstanding immediately prior to the Effective Date shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger.

         1.3   Election, Allocation and Conversion Procedures.

         (a) Subject to the allocation and conversion procedures set forth in
Section 1.3(b), each record holder of Chouteau Common Stock immediately prior to the Effective Date will be entitled (i) to elect to receive United Common Stock for all or some of the shares of Chouteau Common Stock ("Stock Election Shares") held by such record holder, (ii) to elect to receive cash for all or some of the shares of Chouteau Common Stock ("Cash Election Shares") held by such record holder or (iii) to indicate that such holder makes no such election for all or some of the shares of Chouteau Common Stock ("No-Election Shares") held by such record holder. All such elections (each, an "Election") shall be made on a form designated for that purpose by United and reasonably acceptable to Chouteau (an "Election Form"). Any shares of Chouteau Common Stock with respect to which the record holder thereof shall not, as of the Election Deadline (as defined below), have properly submitted to the Exchange Agent (as defined below) a properly completed Election Form shall be deemed to be No-Election Shares. A record holder



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acting in different capacities or acting on behalf of other persons in any way shall be entitled to submit an Election Form for each capacity in which such record holder so acts with respect to each person for which it so acts. The exchange agent (the "Exchange Agent") shall be a bank or trust company (with an office in Montana) selected by United, may be a subsidiary of United and shall be reasonably acceptable to Chouteau.

         (b) Not later than two business days after the Election Deadline, United shall cause the Exchange Agent to effect the allocations and conversions among the holders of Chouteau Common Stock of rights to receive the Per Share Stock Consideration or the Per Share Cash Consideration in the Merger as follows:

                  (i) If the number of Stock Election Shares (on the basis of Election Forms received as of the Election Deadline, and assuming that all shares of Chouteau Common Stock declared to be Dissenting Shares as of such date are converted into Per Share Cash Consideration pursuant to Section 1.5), is less than the Minimum Stock Number, then

                           (W) all Stock Election Shares shall be deemed, as of the Effective Date, to have become and been converted into the right to receive the Per Share Stock Consideration,

                           (X) the Exchange Agent shall convert (pro rata according to each holder's total number of No-Election Shares) a sufficient number of No-Election Shares such that the sum of such number and the number of Stock Election Shares shall equal as closely as practicable the Minimum Stock Number, and all such selected shares ("Stock-Selected No-Election Shares") shall be deemed, as of the Effective Date, to have become and been converted into the right to receive the Per Share Stock Consideration, provided that if the sum of all No-Election Shares and Stock Election Shares is equal to or less than the Minimum Stock Number, all No-Election Shares shall be Stock-Selected No-Election Shares,

                           (Y) if the sum of Stock Election Shares and No-Election Shares is less than the Minimum Stock Number, the Exchange Agent shall convert (pro rata according to each holder's total number of Cash Election Shares) a sufficient number of Cash Election Shares such that the sum of such number and the number of Stock Election Shares and Stock-Selected No-Election Shares shall equal as closely as practicable the Minimum Stock Number, and all such selected shares ("Converted Cash Election Shares") shall be deemed, as of the Effective Date, to have become and been converted into the right to receive the Per Share Stock Consideration, and

                           (Z) the No-Election Shares and Cash Election Shares that are not Stock Selected No-Election Shares or Converted Cash Election Shares (as the case may be) shall be deemed, as of the Effective Date, to have become and been converted into the right to receive the Per Share Cash Consideration; or

                  (ii) If the number of Stock Election Shares (on the basis of Election Forms received by the Election Deadline, and assuming that all shares of Chouteau Common Stock declared to be Dissenting Shares as of such date are converted into Per Share Cash Consideration pursuant to Section 1.5) is greater than the Maximum Stock Number, then

                           (X) all Cash Election Shares and No-Election Shares shall be deemed, as of the Effective Date, to have become and been converted into the right to receive the Per Share Cash Consideration,

                           (Y) the Exchange Agent shall convert (pro rata according to each holder's total number of Stock Election Shares) a sufficient number of Stock Election Shares into Cash Election Shares ("Converted Stock Election Shares") such that the remainder of (x) the Stock Election Shares less (y)



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         the Converted Stock Election Shares shall equal as closely as practicable the Maximum Stock Number, and all Converted Stock Election Shares shall be deemed, as of the Effective Date, to have become and been converted into the right to receive the Per Share Cash Consideration, and

                           (Z) the Stock Election Shares that are not Converted Stock Election Shares shall be deemed, as of the Effective Date, to have become and been converted into the right to receive the Per Share Stock Consideration; or

                  (iii) If the number of Stock Election Shares (on the basis of Election Forms received by the Election Deadline, and assuming that all shares of Chouteau Common Stock declared to be Dissenting Shares as of such date are converted into Per Share Cash Consideration pursuant to Section 1.5), is equal to or less than the Maximum Stock Number and equal to or greater than the Minimum Stock Number, then all Stock Election Shares and all Cash Election Shares shall be deemed, as of the Effective Date, to have become and been converted into the right to receive the Per Share Stock Consideration or the Per Share Cash Consideration, respectively, and all No-Election Shares shall be deemed, as of the Effective Date, to have become and been converted into the right to receive the Per Share Cash Consideration.

         (c) Not later than the 25th business day prior to the anticipated Effective Date or such other date as the United and Chouteau may agree in writing (the "Mailing Date"), United shall mail an Election Form and a letter of transmittal to each person that was a holder of record of Chouteau Common Stock at that time. To be effective, an Election Form must be properly completed, signed and actually received by the Exchange Agent not later than 5:00 p.m. prevailing Mountain Time, on the 20th business day after the Mailing Date (the "Election Deadline") and accompanied by the certificates representing all the shares of Chouteau Common Stock ("Chouteau Certificates") as to which the Election is being made (or an appropriate guarantee of delivery by an eligible organization). United shall have reasonable discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Election Forms have been properly completed, signed and timely submitted or to disregard defects in Election Forms; such decisions of United (or of the Exchange Agent) shall be conclusive and binding. Neither United nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form submitted to the Exchange Agent, except that if United determines not to disregard a defect, United shall notify Chouteau of such defect and provide a reasonable opportunity for the defect to be cured. The Exchange Agent shall also make, and United shall verify, all computations contemplated by this Section 1.3, and all such computations shall be conclusive and binding on the former holders of Chouteau Common Stock, absent manifest error. The Exchange Agent shall promptly provide Chouteau with a copy of the completed computation. Shares of Chouteau Common Stock covered by an Election Form which is not effective shall be treated as if no Election has been made with respect to such shares of Chouteau Common Stock. Once an Election is made it may not be revoked unless such revocation has been communicated in writing to the Exchange Agent prior to the Election Deadline.

         (d) No fractional interests in shares of United Common Stock, and no certificates representing such fractional interests, shall be issued upon the surrender for exchange of certificates representing Chouteau Common Stock. In lieu of any fractional share, United shall pay to each former holder of Chouteau Common Stock who otherwise would be entitled to receive a fractional interest in a share of United Common Stock an amount of cash (without interest) determined by multiplying (i) the United Average Stock Price by (ii) the fractional interest (including fractional interests to which ESOP participants are entitled) to which such holder would otherwise be entitled.

         (e) Election Forms shall be promptly forwarded by the trustee (the "ESOP Trustee") of Chouteau's Employee Stock Ownership Trust ("ESOP") to all participants in the ESOP. The ESOP Trustee shall gather Election Forms from the



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ESOP participants prior to the Election Deadline and shall submit a master
Election Form to the Exchange Agent making elections in the manner directed by the ESOP participants. The ESOP Trustee shall designate as No-Election Shares, any allocated shares for which an ESOP participant does not timely submit a valid Election Form.

         1.4   Additional Exchange Procedures.

         (a) The letter of transmittal which accompanies the Election Form (which shall specify that delivery shall be effected and the risk of loss and title to the Chouteau Certificates (and the shares of Chouteau Common Stock and consideration therefor represented by such Chouteau Certificates) shall pass after the Effective Date only upon proper delivery of such Chouteau Certificates to the Exchange Agent) will advise the holders of Chouteau Certificates of the procedure for surrendering to the Exchange Agent Chouteau Certificates in exchange for either the certificates representing the Per Share Stock Consideration (the "Merger Shares") or the Per Share Cash Consideration (either, "Merger Consideration").

         (b) Each former holder of shares of Chouteau Common Stock that have been converted into a right to receive the Merger Consideration shall, upon surrender to the Exchange Agent of a Chouteau Certificate or Certificates together with a properly completed letter of transmittal, be entitled to receive the Merger Consideration as provided herein.

         (c) Until so surrendered, each Chouteau Certificate, and each share of Chouteau Common Stock represented thereby, shall, at and after the Effective Date, represent for all purposes only the right to receive the Merger Consideration as provided herein, and nothing else, subject to applicable law in the case of Dissenting Shares.

         (d) If any of the Merger Consideration is to be issued to a person other than the registered holder of the shares of Chouteau Common Stock formerly represented by the Chouteau Certificate or Certificates surrendered with respect thereto, it shall be a condition to such issuances that the Chouteau Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such issuance shall pay to the Exchange Agent any transfer or other taxes required as a result of such issuance to a person other than the registered holder of such shares of Chouteau Common Stock or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (e) At and after the Mailing Date, there shall be no further registration or transfers of shares of Chouteau Common Stock (other than transfers by operation of law), and the stock ledgers of Chouteau shall be closed. After the Effective Date, Chouteau Certificates presented to the Surviving Corporation for transfer shall be canceled and exchanged for the Merger Consideration provided for, without interest, and in accordance with the procedures set forth, in this Article 1.

         (f) Thirty days after the Effective Date, any United Common Stock or cash made available to the Exchange Agent that remains unclaimed by the former holders of Chouteau Common Stock shall be returned to the Surviving Corporation, upon its demand therefor. Any such holder who has not delivered Chouteau Certificates to the Exchange Agent in accordance with this Section 1.4 prior to that time shall thereafter look only to the Surviving Corporation (and only as general creditors thereof) for the Merger Consideration in respect of any shares of Chouteau Common Stock formerly requested thereby. Notwithstanding the foregoing, neither the Surviving Corporation nor the Exchange Agent shall be liable to any former holder of Chouteau Common Stock for any securities delivered or any cash paid to a public official pursuant to applicable escheat or abandoned property laws or for any securities or cash retained by the Surviving Corporation as permitted by any such law.



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         (g) No dividends, interest or other distributions with respect to the
Merger Consideration shall be paid to the holder of any unsurrendered Chouteau Certificates until such Chouteau Certificates are surrendered as provided in this Section 1.4. Upon such surrender, there shall be paid, without interest, to the person in whose name any Per Share Stock Consideration is registered, all dividends and other distributions payable in respect of such securities on a date subsequent to, and in respect of a record date after, the Effective Date.

         (h) In the event that any Chouteau Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall pay in respect of such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration as may be provided pursuant to this Agreement; provided, however, that United may, in its sole discretion and as a condition precedent to the payment thereof, require the owner of such lost, stolen or destroyed certificate to deliver an indemnity agreement or a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against United, Chouteau, the Surviving Corporation, the Exchange Agent or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

         (i) If the holder of any shares of Chouteau Common Stock shall become entitled to receive payment for such shares pursuant to Sections 35-1-826 through 35-1-839 of MCA and Section 1.5, such payment shall be made by the Surviving Corporation in accordance with Section 1.5.

         (j) (i) Payments of Per Share Cash Consideration and payments in lieu of fractional shares shall be made in immediately available funds on the Effective Date, and (ii) certificates representing Per Share Stock Consideration shall be delivered by hand or mailed by certified mail, return receipt requested, on the Effective Date; provided the Chouteau Certificates have been provided by the surrendering shareholder to United in compliance with Section
1.4. Risk of loss shall remain on United until such certificate for United Common Stock is actually received by the surrendering shareholder.

         1.5   Dissenting Shares.

         (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Chouteau Common Stock held by a holder (a "Dissenting Shareholder") who has demanded and perfected his demand for the fair value of his shares in accordance with Sections 35-1-826 through 35-1-839 of MCA and as of the Effective Date has neither effectively withdrawn nor lost his right to demand such fair value shall not represent a right to receive any part of the Merger Consideration, but in lieu thereof the holder thereof shall be entitled to only such rights as are granted by MCA.

         (b) Notwithstanding any provision of the Agreement to the contrary, if any Dissenting Shareholder demanding the fair value of such Dissenting Shareholder's shares of Chouteau Common Stock ("Dissenting Shares") under MCA shall effectively withdraw or lose (through failure to perfect or otherwise) his right to a determination of the fair value of his shares, then as of the Effective Date or the occurrence of such event, whichever later occurs, such Dissenting Shares shall automatically be converted into and represent only the right to receive the Per Share Cash Consideration upon surrender of the certificate or certificates representing such Dissenting Shares.

         (c) Chouteau shall give United prompt notice of any demands by a Dissenting Shareholder for payment, or notices of intent to demand payment received by Chouteau under MCA, and United shall have the right to participate in all negotiations and proceedings with respect to such demands. Chouteau shall not, except with the prior written consent of United (which will not be unreasonably withheld or delayed) or as otherwise required by law, make any payment with respect to, or settle, or offer to settle, any such demands.



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                                    ARTICLE 2

                    REPRESENTATIONS AND WARRANTIES OF UNITED

          United hereby represents and warrants to Chouteau as follows:

                  2.1. Organization and Qualification. United is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the requisite corporate power to carry on its business as now conducted. United is registered as a savings and loan holding company under the Home Owners' Loan Act of 1933, as amended (the "HOLA"), and, as of the Effective Date, will be registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). United is licensed or qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be licensed or qualified, except where the failure to be so licensed or qualified would not have or would not reasonably be expected to have a material adverse effect on the business, operations or financial condition of United and its subsidiaries, taken as a whole.

                  2.2. Authority Relative to this Agreement; Non-Contravention. United has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by United and the consummation by United of the transactions contemplated hereby have been duly authorized by the Board of Directors of United, and no other corporate proceedings on the part of United are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by United and constitutes a valid and binding obligation of United, enforceable in accordance with its terms. United is not subject to, or obligated under, any provision of (a)its Charter (as hereinafter defined) or Bylaws, (b)any agreement, arrangement or understanding, (c)any license, franchise or permit or (d)subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would be breached or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of its or any of its subsidiaries' assets would be created, by its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby, other than any such breaches or violations which will not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of United and its subsidiaries, taken as a whole, or the consummation of the transactions contemplated hereby. Other than in connection with obtaining any approvals required by the BHC Act, the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "1993 Act"), the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "1934 Act"), rules of the NMS; state securities or blue sky laws, and the rules and regulations thereunder (the "Blue Sky Laws"), and the filing of certificates of merger with the Secretary of State of Minnesota and the Secretary of State of Montana, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of United for the consummation by it of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of United and its subsidiaries, taken as a whole, or the consummation of the transactions contemplated hereby. As used in this Agreement, the term "Charter" with respect to any corporation, banking association or savings and loan association shall mean those instruments that at that time constitute its charter as filed or recorded under the general corporation or other applicable law of the jurisdiction of incorporation or association, including the articles or certificate of incorporation or association, any amendments thereto and any articles or certificate of merger or consolidation.

                  2.3. Validity of United Common Stock. The shares of United Common Stock to be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and free and clear of any lien, pledge, security interest, encumbrance or charge of any kind.

                  2.4. Capital Stock. The authorized capital stock of United consists of 8,000,000 shares of Common Stock, par value $1.00 per share, and 2,000,000 shares of preferred stock, no par value. As of April 30, 1998,
(a)1,698,312 shares of United Common Stock were issued and outstanding, (b) 10,000 shares of United Common Stock were reserved for issuance pursuant to a warrant in favor of D.A. Davidson & Co. and (c) none of United's preferred shares were issued and outstanding.

                  2.5. 1934 Act Reports.

                  (a) Prior to the execution of this Agreement, United has delivered or made available to Chouteau complete and accurate copies of
(i)United's Annual Reports on Form10-K for the years ended December31, 1997 and 1996, as amended (the "United 10-K Reports"), as filed under the 1934 Act with the Securities and Exchange Commission (the "SEC"), (ii)all United proxy statements and annual reports to shareholders used in connection with meetings of United shareholders held since January 1, 1996, and (iii)United's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (the "United 10-Q Report"), as filed under the 1934 Act with the SEC. United has filed all documents required to be filed by it with the SEC under the 1934 Act since January 1, 1996 (collectively the "SEC Documents").

                  (b) The United financial statements (including any footnotes thereto) contained in the United 10-K Reports and the United 10-Q Report were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present the consolidated financial position of United and its subsidiaries as of the dates thereof and the consolidated results of operations, changes in shareholders' equity and cash flows for the periods then ended.

                  (c) None of the SEC Documents included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  2.6. No Material Adverse Changes. Since December 31, 1997, there has been no material adverse change in, and no event, occurrence or development in the business of United or its subsidiaries, taken as a whole, that, taken together with other events, occurrences and developments with respect to such business, has had or would reasonably be expected to have a material adverse effect on the business operations or financial condition of United and its subsidiaries, taken as a whole, or the ability of United to consummate the transactions contemplated hereby.

                  2.7. Reports and Filings. Since January 1, 1996, each of United and its subsidiaries has filed each report or other filing it was required to file with any federal or state savings and loan or savings and loan holding company authorities or other regulatory authority having jurisdiction over it (together with all exhibits thereto, the "United Regulatory Reports"), except for such reports and filings which the failure to so file would not have a material adverse effect on the business, operations or financial condition of United and its subsidiaries, taken as a whole. As of their respective dates or as subsequently amended prior to the date hereof, each of the United Regulatory Reports was true and correct in all material respects and complied in all material respects with applicable laws, rules and regulations.

                  2.8. Registration Statement; Proxy Statement. At the time the Registration Statement (as defined in Section 5.12) becomes effective under the 1933 Act, the Registration Statement will (a) comply in all material respects with applicable provisions of the 1933 Act and, to the extent applicable, the 1934 Act and (b) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. At the time the Proxy Statement (as defined in Section5.12) is mailed to the shareholders of Chouteau for the purpose of obtaining their approval referred to in Section5.12 and at all times subsequent to such mailing up to and including the time of such approval, and up to and including the Effective Date, the Proxy Statement (including any amendments or supplements thereto), with respect to all information set forth therein supplied by United for inclusion therein and relating to United, the United Common Stock, this Agreement, the Merger and all other transactions contemplated hereby, will
(a)comply in all material respects with applicable provisions of the 1933 Act and, to the extent applicable, the 1934 Act and (b)not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                  2.9. Tax Treatment. United is not aware of any fact or circumstance which would disqualify the Merger as a "reorganization" that would be tax-free to the shareholders of Chouteau pursuant to Section 368(a) of the Code.

                  2.10. Absence of Undisclosed Liabilities. Except as otherwise disclosed on Schedule 2.10, all of the obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, and regardless of when asserted, including United Taxes (as defined below)) with respect to or based upon transactions or events theretofore occurring ("United Liabilities"), required to be reflected on the latest balance sheets in its latest Form 10-Q in accordance with generally accepted accounting principles have been so reflected. United has no United Liabilities except (a)as reflected on the latest balance sheets in its latest Form 10-Q, (b)United Liabilities which have arisen after the date of the latest balance sheets in its latest Form 10-Q in the ordinary course of business, none of which is a material unaccrued liability, and (c)as otherwise disclosed on Schedule 2.10. "United Taxes" shall have the same meaning as "Taxes" in Section 3.12 except the reference to Chouteau and the Subsidiaries shall be changed to United and its subsidiaries.

                  2.11. Litigation. Except as set forth on Schedule2.11, there are no actions, suits, proceedings, orders or investigations pending or, to the best knowledge of United, threatened against United or its subsidiaries, at law or in equity, or before or by any federal, state or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. None of the matters set forth on Schedule 2.11, individually or in the aggregate, will have or could reasonably be expected to have a material adverse effect on the business, operations or financial condition of United and its subsidiaries, taken as a whole.

                  2.12. Compliance with Laws; Permits. United and its subsidiaries has complied in all material respects with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof which affect the business or any owned or leased properties of United and its subsidiaries and to which United and its subsidiaries may be subject (including, without limitation, the Occupational Safety and Health Act of 1970, the Home Owners Loan Act, the Federal Deposit Insurance Act, as amended, (the "FDIA"), the Real Estate Settlement Procedures Act, the Home Mortgage Disclosure Act of 1975, the Fair Housing Act, the Equal Credit Opportunity Act and the Federal Reserve Act, each as amended, and any other state or federal acts (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety or the environment), and no claims have been filed by any such governments or agencies against United and its subsidiaries alleging such a violation of any such law or regulation which have not been resolved to the satisfaction of such governments or agencies. United and its subsidiaries hold all of the permits, licenses, certificates and other authorizations of foreign, federal, state and local governmental agencies required for the conduct of its business, except where failure to obtain such authorizations would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of United and its subsidiaries, taken as whole, or the ability of United to consummate the transactions contemplated hereby. Neither of United or Heritage Bank FSB is subject to any cease and desist order, written agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory agreement letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities charged with the supervision or regulation of thrifts or banks or thrift holding companies or bank holding companies or engaged in the insurance of bank deposits (collectively, the "Thrift Regulators"), nor have either of United or Heritage Bank FSB been advised by any Thrift Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking. Neither of United or Heritage Bank FSB is subject to Section 32 of the FDIA.

                  2.13. Disclosure. The representations and warranties of United contained in this Agreement are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to United which has not been disclosed to Chouteau pursuant to this Agreement (including the documents referred to in Section 2.5(a)) and the Schedules hereto which would have or would reasonably be expected to have a material adverse effect on the business, operations, financial condition or prospects of United and its subsidiaries, taken as a whole, or the ability of United to consummate the transactions contemplated hereby.

                  2.14. Regulatory Approvals. As of the date hereof, neither of United or Heritage Bank FSB is aware of any fact that would likely result in the regulatory approvals specified in Section 5.1 not being obtained.

                                    ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF CHOUTEAU

          Chouteau hereby represents and warrants to United as follows:

                  3.1. Organization and Qualification. Chouteau is a corporation duly organized, validly existing and in good standing under the laws of the State of Montana, and has the requisite corporate power to carry on its business as now conducted. Chouteau is registered as a bank holding company under the BHC Act . The Bank is a state banking corporation duly organized, validly existing and in good standing under the laws of the State of Montana, and has the requisite corporate power to carry on its business as now conducted. The Insurance Agency is a corporation duly organized, validly existing and in good standing under the laws of the State of Montana, and has the requisite corporate power to carry on its business as now conducted. The copies of the Charter and Bylaws of each of Chouteau, the Bank and the Insurance Agency which have been provided to United prior to the date of this Agreement are correct and complete and reflect all amendments made thereto through the date hereof. Each of Chouteau, the Bank and the Insurance Agency is licensed or qualified to do business in every jurisdiction in which the nature of its respective business or its ownership of property requires it to be licensed or qualified, except where the failure to be so licensed or qualified would not have or would not reasonably be expected to have a material adverse effect on the business, operations or financial condition of Chouteau, the Bank and the Insurance Agency, taken as a whole.

                  3.2. Authority Relative to this Agreement; Non-Contravention. Chouteau has the requisite corporate power and authority to enter into this

Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Chouteau and the consummation by Chouteau of the transactions contemplated hereby have been duly authorized by the Board of Directors of Chouteau and, except for approval of this Agreement and the Merger by the shareholders of Chouteau, no other corporate proceedings on the part of Chouteau are necessary to authorize this Agreement, the Merger and such transactions. This Agreement has been duly executed and delivered by Chouteau and constitutes a valid and binding obligation of Chouteau, enforceable in accordance with its terms. Except as disclosed on Schedule 3.2, neither of the Chouteau nor the Bank nor the Insurance Agency is subject to, or obligated under, any provision of (a)its Charter or Bylaws, (b)any agreement, arrangement or understanding, (c)any license, franchise or permit or (d)subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would be breached or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated hereby, other than any such breaches or violations which will not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Chouteau, the Bank or the Insurance Agency, taken as a whole, or the consummation of the transactions contemplated hereby. Other than in connection with obtaining any approvals required by the BHC Act, the 1933 Act, the 1934 Act, the Blue Sky Laws, and the filing of the certificate of merger with the Secretary of State of Montana, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Chouteau, the Bank or the Insurance Agency for the consummation by Chouteau of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Chouteau, the Bank and the Insurance Agency taken as a whole, or the consummation of the transactions contemplated hereby.

                  3.3. Capitalization. The authorized, issued and outstanding capital stock of each of Chouteau, the Bank and the Insurance Agency, as of the date hereof, is set forth on Schedule 3.3. To the knowledge of Chouteau, all of the issued and outstanding shares of capital stock of Chouteau are owned by the shareholders of Chouteau set forth on Schedule 3.3 free and clear of any lien, pledge, security interest, encumbrance or charge of any kind, other than such as are set forth on Schedule 3.3. All of the issued and outstanding shares of capital stock of the Subsidiaries are owned by Chouteau. All of the shares of capital stock of the Subsidiaries owned by Chouteau are owned free and clear of any lien, pledge, security interest, encumbrance or charge of any kind, other than the encumbrances arising as a result of requisite regulatory approvals for transfer or as set forth on Schedule 3.3. The issued and outstanding shares of capital stock of each of Chouteau, the Bank and the Insurance Agency are duly authorized, validly issued, fully paid and nonassessable, except the outstanding shares of the Bank may become subject to assessment pursuant to Section 32-1-506 of the MCA, and have not been issued in violation of any preemptive rights. Except as set forth on Schedule 3.3, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating Chouteau, the Bank and the Insurance Agency to issue, sell, purchase or redeem any shares of their capital stock or securities or obligations of any kind convertible into or exchangeable for any shares of their capital stock or of any of their subsidiaries or affiliates, nor are there any stock appreciation, phantom or similar rights outstanding based upon the book value or any other attribute of any of the capital stock Chouteau or the Subsidiaries, or the earnings or other attributes of Chouteau, the Bank and the Insurance Agency. Chouteau has heretofore delivered to United true and correct copies of all such agreements, arrangements (including all stock option plans) or commitments identified on Schedule 3.3.

                  3.4. Financial Statements.

                  (a) Chouteau has furnished United with the financial statements identified on Schedule 3.4 (collectively, together with any notes thereto, the "Chouteau Financial Statements"). The balance sheet of Chouteau as of December 31, 1997, is herein referred to as the "Latest Chouteau Balance Sheet," and the related statements of operation and changes in shareholders' equity for the year then ended are herein referred to as the "Related Chouteau Statements". The Chouteau Financial Statements have been prepared in accordance with generally accepted accounting principles (except as disclosed on Schedule 3.4) applied on a consistent basis during the periods involved and fairly present the financial position of Chouteau as of the dates thereof and the results of operations, changes in shareholders' equity and cash flows for the periods then ended.

                  (b) Chouteau has furnished United with copies of the balance sheets of each of the Subsidiaries as of March 31, 1998 and December 31, 1997, and the related statements of operations (collectively, together with any notes thereto, the "Subsidiaries' Financial Statements"). The balance sheets of the Subsidiaries as of December 31, 1997, is herein referred to as the "Latest Subsidiaries' Balance Sheet," and the related statements of operations for the year then ended are herein referred to as the "Related Subsidiaries' Statements". The Subsidiaries' Financial Statements have been prepared in accordance with generally accepted accounting principles (except as disclosed on Schedule 3.4) applied on a consistent basis during the periods involved and fairly present the financial position of the Subsidiaries as of the dates thereof and the results of operations for the periods then ended.

                  (c) The Latest Chouteau Balance Sheet and the Latest Subsidiaries' Balance Sheet are collectively referred to as the "Latest Balance Sheets," and the Related Chouteau Statements and the Related Subsidiaries' Statements are collectively referred to as the "Related Statements".

                  3.5. Loans.

                  (a) Except as set forth in Schedule 3.5(a) and except as set forth in the loan classification schedules Chouteau or the Bank has previously delivered to United, to the knowledge of Chouteau and the Bank, the documentation relating to each loan made by the Bank and relating to all security interests, mortgages and other liens with respect to all collateral for each such loan, taken as a whole, are adequate for the enforcement of the material terms of each such loan and of the related security interests, mortgages and other liens. The terms of each such loan and of the related security interests, mortgages and other liens comply in all material respects with all applicable laws, rules and regulations (including, without limitation, laws, rules and regulations relating to the extension of credit).

                  (b) Except as set forth in Schedule 3.5(b) and except as set forth in loan classification schedules Chouteau or the Bank has previously delivered to United, (i) there are no loans, leases, other extensions of credit or commitments to extend credit of the Bank that have been or, to the knowledge of Chouteau and the Bank, should have been classified by the Bank as non-accrual, as restructured, as 90 days past due, as still accruing and doubtful of collection or any comparable classification, (ii) Chouteau has provided to United written information requested by United concerning the loan portfolios of the Bank that is true, correct and complete in all material respects, and (iii)no material information requested by United with respect to the loan portfolio of the Bank has been withheld from United.

                  3.6. Reports and Filings. Since January 1, 1996, each of Chouteau and the Subsidiaries has filed each report or other filing that it was required to file with any federal or state banking, bank holding company or other applicable regulatory authorities having jurisdiction over it (together with all exhibits thereto, the "Chouteau Regulatory Reports"). Chouteau has provided or made available to United copies of all of the Chouteau Regulatory Reports. As of their respective dates or as subsequently amended prior to the date hereof, each of the Chouteau Regulatory Reports was true and correct in all material respects and complied in all material respects with applicable laws, rules and regulations.

                  3.7. Subsidiaries. Except for the stock of the Subsidiaries owned by Chouteau and except as otherwise disclosed on Schedule 3.7, none of Chouteau or the Subsidiaries owns any stock, partnership interest, limited liability company, joint venture interest or any other security issued by any other corporation, organization or entity, except securities owned by the Bank in the ordinary course of its business.

                  3.8. Absence of Undisclosed Liabilities. Except as otherwise disclosed on Schedule 3.8, all of the obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, and regardless of when asserted, including Taxes (as defined in Section 3.12)) with respect to or based upon transactions or events theretofore occurring ("Liabilities"), required to be reflected on the Latest Balance Sheets in accordance with generally accepted accounting principles have been so reflected. Chouteau and the Subsidiaries have no Liabilities except (a)as reflected on the Latest Balance Sheets, (b)Liabilities which have arisen after the date of the Latest Balance Sheets in the ordinary course of business, none of which is a material unaccrued liability, and (c)as otherwise disclosed on
Schedule 3.8. As of the date of this Agreement, there are no agreements or commitments binding the Bank to extend credit, in the amount per "one borrower" (as defined in 12 C.F.R. ss. 563.93), of $250,000 or more, except as set forth on Schedule 3.8.

                  3.9. No Material Adverse Changes. Since the date of the Latest Balance Sheets, there has been no material adverse change in, and no event, occurrence or development in the business of Chouteau or the Subsidiaries that, taken together with other events, occurrences and developments with respect to such business, has had, or would reasonably be expected to have, a material adverse effect on the business, operations, financial condition or prospects of Chouteau or the Subsidiaries, taken as a whole, or the ability of Chouteau to consummate the transactions contemplated hereby.

                  3.10. Absence of Certain Developments. Except as set forth in the Latest Balance Sheets and the Related Statements or on Schedule 3.10, since December 31, 1997, neither of Chouteau or the Subsidiaries has:

                  (a) issued or sold any of its equity securities, securities convertible into or exchangeable for its equity securities, warrants, options or other rights to acquire its equity securities, or any bonds or other securities, except deposit and other bank obligations in the ordinary course of business;

                  (b) redeemed, purchased, acquired or offered to acquire, directly or indirectly, any shares of capital stock or other securities of Chouteau or the Subsidiaries;

                  (c) split, combined or reclassified any outstanding shares of capital stock of Chouteau or the Subsidiaries, or declared, set aside or paid any dividends or other distribution payable in cash, property or otherwise with respect to any shares of capital stock of Chouteau or the Subsidiaries or other securities, except dividends paid in cash prior to the date of this Agreement and consistent with past practices or as permitted to be made after the date hereof pursuant to Section 4.1(b)(iv);

                  (d) borrowed any amount or incurred or become subject to any material liability, except liabilities incurred in the ordinary course of business, but in no event has Chouteau or the Subsidiaries entered into any long-term borrowings with terms of greater than one year;

                  (e) discharged or satisfied any material lien or encumbrance on the properties or assets of Chouteau or the Subsidiaries or paid any material liability other than in the ordinary course of business;

                  (f) sold, assigned, transferred, mortgaged, pledged or subjected to any lien or other encumbrance any of the assets of Chouteau or the Subsidiaries, except (A)in the ordinary course of business, including real estate acquired through foreclosure or deed in lieu of foreclosure ("OREO"),
(B)liens and encumbrances for current property taxes not yet due and payable and
(C)liens and encumbrances which do not materially affect the value of, or interfere with the past or future use or ability to convey, the property subject thereto or affected thereby;

                  (g) canceled any material debts or claims or waived any rights of material value, except in the ordinary course of business or upon payment in full;

                  (h) suffered any theft, damage, destruction or loss of or to any property or properties owned or used by it, whether or not covered by insurance, which would, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Chouteau or the Subsidiaries, taken as a whole;

                  (i) made or granted any bonus or any wage, salary or compensation increase or severance or termination payment to, or promoted, any director, officer, employee, group of employees or consultant, entered into any employment contract or hired any employee, in each case, other than in the ordinary course of business and consistent with past practice;

                  (j) made or granted any increase in the benefits payable under any employee benefit plan or arrangement, amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement, except as required by law;

                  (k) made any single or group of related capital expenditures or commitment therefor in excess of $25,000 or entered into any lease or group of related leases with the same party which involves aggregate lease payments payable of more than $50,000 for any individual lease;

                  (l) acquired (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, limited liability company, joint venture or other business organization or division or material assets thereof, or assets or deposits that are material to Chouteau or the Subsidiaries;

                  (m) taken any other action or entered into any other transaction other than in the ordinary course of business; or

                  (n)      agreed to do any of the foregoing.

                  3.11. Properties.

                  (a) Each of Chouteau and the Subsidiaries owns good and marketable title to all of the real property and all of the personal property, fixtures, furniture and equipment reflected on the Latest Balance Sheets or acquired since the date thereof (other than real property reflected on the Latest Balance Sheets as OREO), free and clear of all liens and encumbrances, except for (i)mortgages on real property set forth on Schedule 3.11(a),
(ii)encumbrances which do not materially affect the value of, or interfere with the past or future use or ability to convey, the property subject thereto or affected thereby, (iii)liens for current taxes and special assessments not yet due and payable, and (iv)property disposed of since the date of the Latest Balance Sheets in the ordinary course of business; provided, that no disposal of any real property, other than OREO, shall be considered to be in the ordinary course of business.

                  (b) Schedule 3.11(b) correctly sets forth a brief description, including the term, of each lease for real or personal property to which Chouteau or the Subsidiariesis a party as lessee, excluding, however, leases between Chouteau and a Subsidiary or between Subsidiaries. Chouteau has delivered to United complete and accurate copies of each of the leases described on Schedule 3.11(b), and none of such leases has been modified in any material respect, except to the extent that such modifications are disclosed by the copies delivered to United. At the Effective Date, neither of Chouteau or the Subsidiaries occupy or use any real property as to which there is no lease in full force and effect, other than real property owned by Chouteau or the Subsidiaries. The leases described on Schedule 3.11(b) are in full force and effect in all material respects. Chouteau or the Subsidiaries, as the case may be (if lessee under such lease), has a valid and existing leasehold interest under each lease described on Schedule 3.11(b) for the term set forth therein. With respect to the leases described on and except as set forth on
Schedule 3.11(b), neither of Chouteau or the Subsidiaries is in default, and, to the best knowledge of Chouteau and the Subsidiaries, none of the other parties to any of such leases is in default, and, to the best knowledge of Chouteau and the Subsidiaries, no circumstances (not in the control of Chouteau and the Subsidiaries) exist which could result in such a default under any of such leases.

                  (c) To the best knowledge of Chouteau and the Subsidiaries, there has been no cancellation, breach or anticipated breach by any other party to any lease described on Schedule 3.11(b).

                  (d) Except as set forth in Schedule 3.11(d), all of the buildings, fixtures, furniture and equipment necessary for the conduct of the business of Chouteau and the Subsidiaries are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business. Each of Chouteau and the Subsidiaries owns, or leases under valid leases, all buildings, fixtures, furniture, personal property, land improvements and equipment necessary for the conduct of its business as it is presently being conducted.

                  (e) Except as set forth in Schedules 3.11(e) and 3.11(f), neither of Chouteau or the Subsidiaries and none of the buildings owned or leased by Chouteau or the Subsidiaries is in violation of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of any properties used in the operation of its business, including, without limitation, applicable environmental protection laws and regulations, which violations would, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Chouteau or the Subsidiaries, taken as a whole, and none of Chouteau or the Subsidiaries has received any notice of any such violation, or of the existence of any condemnation proceeding with respect to any properties owned or leased by Chouteau or the Subsidiaries. Except as set forth in Schedule 3.11(e), no Hazardous Materials (as defined below) have been deposited or disposed of in, on or under Chouteau's or the Subsidiaries' owned or leased properties (including properties owned, managed or controlled by the Bank in connection with its lending or fiduciary operations) during the period in which Chouteau or the Subsidiaries has owned, occupied, managed, controlled or operated such properties. Except as set forth on Schedule 3.11(e), to the best knowledge of Chouteau or the Subsidiaries, no prior owners, occupants or operators of all or any part of Chouteau's or the Subsidiaries' owned or leased properties (including properties owned, managed or controlled by the Bank in connection with its lending or fiduciary operations) ever used such properties as a dump or gasoline service station, or deposited, disposed of or allowed to be deposited or disposed of in, on or under such properties any Hazardous Materials. Except as disclosed on Schedule 3.11(e), to the best knowledge of Chouteau or the Subsidiaries, no asbestos or any material amount of ureaformaldehyde materials exists in or on any of Chouteau's or the Subsidiaries' owned or leased properties (including properties owned, managed or controlled by the Bank in connection with its lending or fiduciary operations), and no electrical transformers or capacitors, other than those owned by public utility companies, on such properties contain any PCBs.

                  As used in this Section 3.11(e), the following terms shall have the following meanings:

                  (i) "Hazardous Materials" means any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance as defined in or governed by any federal, state or local law, statute, code, ordinance, regulation, rule or other requirement relating to such substance or otherwise relating to the environment or human health or safety, including without limitation any waste, material, substance, pollutant or contaminant that might cause any injury to human health or safety or to the environment or might subject Chouteau or the Subsidiaries or, after the Effective Date, United or any of its affiliates, or any of their respective directors or officers, to any imposition of costs or liability under any Environmental Laws.

                  (ii) "Environmental Laws" means all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to pollution, contamination or protection of health, safety or the environment (including, without limitation, all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to Hazardous Materials in effect as of the date of this Agreement).

                  (f) Except as set forth in Schedule 3.11(f), there are no aboveground or underground tanks located under, in or about, nor, to the best knowledge of Chouteau and the Subsidiaries, have there ever been any such tanks located under, in or about, any of Chouteau's or the Subsidiaries' owned or leased properties (including properties owned, managed or controlled by the Bank in connection with its lending or fiduciary operations).

                  3.12. Tax Matters. Except as disclosed on Schedule 3.12, each of Chouteau and the Subsidiaries and all members of any consolidated, affiliated, combined or unitary group of which Chouteau or the Subsidiaries is a member have filed or will file all Tax (as hereinafter defined) and Tax information returns or reports required to be filed (taking into account permissible extensions) by them on or prior to the Effective Date, and have paid (or have accrued or will accrue, prior to the Effective Date, amounts for the payment of) all Taxes relating to the time periods covered by such returns and reports. Except as disclosed on Schedule 3.12, the accrued taxes payable accounts for Taxes reflected on the Latest Balance Sheets (or the notes thereto) are sufficient for the payment of all unpaid Taxes of Chouteau and the Subsidiaries accrued for or applicable to all periods ended on or prior to the date of the Latest Balance Sheets or which may subsequently be determined to be owing with respect to any such period. Except as disclosed on Schedule 3.12, neither of Chouteau or the Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to an assessment or deficiency for Taxes. Each of Chouteau and the Subsidiaries has paid or will pay in a timely manner and as required by law all Taxes due and payable by it or which it is obligated to withhold from amounts owing to any employee or third party. Except as disclosed on Schedule 3.12, all Taxes which will be due and payable, whether now or hereafter, for any period ending on, prior to or including the Effective Date, shall have been paid by or on behalf of Chouteau and the Subsidiaries or shall be reflected on the books of Chouteau and the Subsidiaries as an accrued Tax liability determined in a manner which is consistent with past practices and the Latest Balance Sheets, without taking account of the Merger. The aggregate amount of all such accruals for Tax liability for any such period will be set forth on Schedule 3.12 (and a good faith estimate of such amount shall be provided in writing to United at least 10 days prior to the Effective Date). In the five years prior to the date of this Agreement, no Tax returns of Chouteau or the Subsidiaries have been audited by any governmental authority other than as disclosed on Schedule 3.12; and, except as set forth on Schedule 3.12, there are no unresolved questions, claims or disputes asserted by any relevant taxing authority concerning the liability for Taxes of Chouteau or the Subsidiaries. Neither of Chouteau or the Subsidiaries has made an election under Section 341(f) of the Code, for any taxable years not yet closed for statute of limitations purposes. In the five years prior to the date of this Agreement, no demand or claim has been made against Chouteau or the Subsidiaries with respect to any Taxes arising out of membership or participation in any consolidated, affiliated, combined or unitary group of which Chouteau or the Subsidiaries was at any time a member. Chouteau's federal tax identification number is 81-0443872. The Bank's federal tax identification number is 81-0119925. The Insurance Agency's federal tax identification number is 81-0443710. For purposes of this Agreement, the term "Tax" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits tax, environmental tax, customs duty, capital stock, deposits, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, workers' compensation, employment-related insurance, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other tax, fee, assessment or charge of any kind whatsoever, including any interest, penalties or additions to, or additional amounts in respect of the foregoing, for each of Chouteau, the Subsidiaries and all members of any consolidated, affiliated, combined or unitary group of which Chouteau or the Subsidiaries is or was a member.

                  3.13. Contracts and Commitments.

                  (a) Except as set forth on Schedule 3.13, neither of Chouteau or the Subsidiaries (i) is a party to any collective bargaining agreement or contract with any labor union, (ii) is a party to any written or oral contract relating to any consulting services or to severance pay for any person, (iii) is a party to any written or oral agreement or understanding to repurchase assets previously sold (or to indemnify or otherwise compensate the purchaser in respect of such assets), except for securities sold under a repurchase agreement providing for a repurchase date 30 days or less after the purchase date, (iv) is a party to any (A) contract or group of related contracts with the same party for the purchase or sale of products or services, under which the undelivered balance of such products and services has a purchase price in excess of $50,000 for any individual contract, or (B) other contract or group of related contracts with the same party continuing over a period of more than six months from the date or dates thereof, which is not entered into in the ordinary course of business and is either not terminable by it on 30 days' or less notice without penalty or involves more than $50,000 for any individual contract, or (C) other agreement material to the business of Chouteau and the Subsidiaries, taken as a whole, which is not entered into in the ordinary course of business, or (v) has any commitments for capital expenditures in excess of $25,000.

                  (b) Except as disclosed on Schedule 3.13, (i) to the best knowledge of Chouteau and the Subsidiaries, since the date of the Latest Balance Sheets, no customer has indicated that it will stop or decrease the rate of business done with Chouteau or the Subsidiaries (except for changes in the ordinary course of such business) that would, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Chouteau and the Subsidiaries, taken as a whole; (ii) each of Chouteau and the Subsidiaries has performed all obligations required to be performed by it prior to the date hereof in connection with the contracts or commitments set forth on Schedule 3.13, and neither of Chouteau or the Subsidiaries is in receipt of any claim of default under any contract or commitment set forth on Schedule 3.13, except for any failures to perform, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Chouteau and the Subsidiaries, taken as a whole; (iii) neither of Chouteau or the Subsidiaries has any present expectation or intention of not fully performing any material obligation pursuant to any contract or commitment set forth on Schedule 3.13; and (iv) to the best knowledge of Chouteau and the Subsidiaries, there has been no cancellation, breach or anticipated breach by any other party to any contract or commitment set forth on Schedule 3.13, except for any cancellation, breach or anticipated breach which would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Chouteau and the Subsidiaries, taken as a whole.

                  3.14. Litigation. Except as set forth on Schedule 3.14, there are no actions, suits, proceedings, orders or investigations pending or, to the best knowledge of Chouteau and the Subsidiaries, threatened against Chouteau or the Subsidiaries, at law or in equity, or before or by any federal, state or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. None of the matters set forth on Schedule 3.14, individually or in the aggregate, will have or could reasonably be expected to have a material adverse effect on the business, operations or financial condition of Chouteau or the Subsidiaries, taken as a whole.

                  3.15. No Brokers or Finders. Except as disclosed on Schedule 3.15, there are no claims for brokerage commissions, finders' fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement, understanding, commitment or agreement made by or on behalf of Chouteau or the Subsidiaries.

                  3.16. Employees. Except as set forth on Schedule 3.16, neither of Chouteau or the Subsidiaries has any knowledge of the announced or anticipated resignation of any officer of Chouteau or the Subsidiaries. Except as set forth on Schedule 3.16, Chouteau and the Subsidiaries have each complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, non-discrimination and the payment of social security and other taxes.

                  3.17. Employee Benefit Plans.

                  (a) For the purposes of this Section 3.17, unless the context clearly requires otherwise, the term "Plan" or "Plans" includes all employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other benefit arrangements, whether written or oral, (including, without limitation, any employment agreement or any program, agreement, perquisites, automobile allowances, country or health club allowances, policy or commitment providing for insurance coverage of employees, workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accidental benefits) applicable to the employees of Chouteau or the Subsidiaries, to which Chouteau or the Subsidiaries contribute, or which Chouteau or the Subsidiaries have committed to implement for their employees prior to the date of this Agreement. Unless the context clearly requires otherwise, "Plan" or "Plans" shall also include any similar program or arrangement maintained by any organization affiliated by ownership with Chouteau or the Subsidiaries under Section 414(b), (c), (m) or (o) of the Code.

                  (b) Except as disclosed on Schedule 3.17:

                  (i) Schedule 3.17 sets forth all Plans with a brief description of each, including specific identification of any Plan described below:

                           (A) any nonqualified deferred compensation or
                  retirement plans, contracts or arrangements;

                           (B) any qualified defined contribution plans (as
                  defined in Section 3(34) of ERISA or Section 414(i) of the
                  Code);

                           (C) any qualified defined benefit plans (as defined
                  in Section 3(35) of ERISA or Section 414(j) of the Code) ("Defined Benefit Plans"); and

                           (D) any employee welfare benefit plans (as defined in
                  Section 3(1) of ERISA).

                  (ii) With respect to the Plans, (A) all required contributions which are due have either been made or properly accrued and (B) neither of Chouteau or the Subsidiaries is liable for any "accumulated funding deficiency" as that term is defined in Section 412 of the Code or any penalty or excise tax in connection therewith.

                  (iii) With respect to all Plans sponsored or administered by Chouteau or the Subsidiaries and with respect to any other Plan if available to Chouteau or the Subsidiaries, Chouteau has furnished United with true and complete copies of (A) the most recent determination letter, if any, received by Chouteau or the Subsidiaries from the Internal Revenue Service regarding each qualified Plan, (B) the Form 5500 and all Schedules and accompanying financial statements, if any, for each Plan for which such form is required to be filed for the three most recent fiscal Plan years, (C) the most recently prepared actuarial valuation report, if any, for each Plan, and (D) copies of the current Plan documents, trust agreements, insurance contracts and all related contracts and documents (including any material employee communications) with respect to each Plan. To the extent Chouteau or the Subsidiaries may be deemed to maintain any Plan for which there are no such documents, agreements or contracts, United has received a complete and accurate description of the terms of such Plan.

                  (iv) Neither of Chouteau or the Subsidiaries nor any affiliate of Chouteau or the Subsidiaries maintains or has ever maintained any Defined Benefit Plans.

                  (v) Neither of Chouteau or the Subsidiaries has any actual or potential liabilities under Sections 4201 or 4205 of ERISA for any complete or partial withdrawal from any multiemployer plan.

                  (vi) Neither of Chouteau or the Subsidiaries nor any of their respective directors, officers, employees or other "fiduciaries" (as such term is defined in Section 3(21) of ERISA) has committed any breach of fiduciary duty imposed by ERISA or any other applicable law with respect to the Plans which would subject Chouteau or the Subsidiaries, directly or indirectly, to any material liability under ERISA or any applicable law. There are no actions, suits or claims pending against Chouteau or the Subsidiaries relating to benefits other than routine, uncontested claims for benefits.

                  (vii) Neither of Chouteau or the Subsidiaries nor any officer, director, employee, agent or fiduciary of any Plan has incurred any liability for any civil penalty imposed by Section 4975 of the Code or
         Section 502(i) of ERISA.

                  (viii) All Plans have been consistently administered in accordance with their terms in all material respects. To the extent required either as a matter of law or to obtain the intended tax treatment and tax benefits, all Plans comply in all material respects with the requirements of ERISA and the Code. All Tax information returns or reports and all other required filings, disclosures and contributions have been made with respect to all Plans. No condition exists that limits the right of Chouteau or the Subsidiaries to amend or terminate any such Plan (except as provided in such Plans or limited under ERISA or the Code). No condition exists with respect to any Plan that could result in any excise tax or other penalty or liability to Chouteau or the Subsidiaries or United.

                  (ix) No Plan is funded in whole or in part through a voluntary employees' beneficiary association exempt from tax under
         Section 501(c)(9) of the Code. The limitations under Sections 419 and 419A of the Code have been computed, all unrelated business income tax returns have been filed and appropriate adjustments have been made on all other Tax returns.

         (x) Neither of Chouteau or the Subsidiaries has actual or potential liability under current law for benefits after separation from employment other than (y)benefits under Plans described in clauses (A),
         (B) or (C) of Section 3.17(b)(i) and set forth on Schedule 3.17, and
         (z)health care continuation benefits described in Section 4980B of the Code or Part G of Subtitle B of Title I of ERISA or any comparable provisions under the laws of any state.

                  (xi) No Plan is maintained in whole or in part pursuant to collective bargaining.

                  (xii) No employee of Chouteau or the Subsidiaries is absent due to (A) a disability that currently entitles the employee to benefits under any long-term disability plan sponsored by Chouteau or the Subsidiaries or (B) military service leave of absence. All employees of Chouteau and the Subsidiaries are "at will" employees.

                  (xiii) No Plan requires or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code, and the consummation of the transactions contemplated by this Agreement will not be a factor in causing payments to be made by Chouteau, the Subsidiaries or United that are not deductible (in whole or in part) under Section 280G of the Code.

                  (xiv) Neither Chouteau nor the Subsidiaries engage the services of any persons on an independent contractor basis or other basis (other than as an employee) as a result of which such persons may have a claim to benefits from any Plan on the grounds they are common law employees of Chouteau or the Subsidiaries.

                  3.18. Insurance. Schedule 3.18 hereto lists each insurance policy maintained by Chouteau or the Subsidiaries with respect to its properties and assets. Prior to the date hereof, Chouteau has delivered to United complete and accurate copies of each of the insurance policies described on Schedule
3.18. All such insurance policies are in full force and effect, and none of Chouteau or the Subsidiaries is in default with respect to its obligations under any of such insurance policies.

                  3.19. Affiliate Transactions. Except as set forth on
Schedule 3.19, neither of Chouteau or the Subsidiaries, or any of their respective executive officers or directors, or any member of the immediate family of any such executive officer or director (which for the purposes hereof shall mean a spouse, minor child or adult child living at the home of any such executive officer or director), or any entity which any of such persons "controls" (within the meaning of Regulation O of the FRB), has any loan agreement, note or borrowing arrangement or any other agreement with Chouteau or the Subsidiaries (other than normal employment arrangements, deposit account relationships or loans or borrowing arrangements made in compliance with Regulation O) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Chouteau or the Subsidiaries.

                  3.20. Compliance with Laws; Permits. Each of Chouteau and the Subsidiaries has complied in all material respects with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof which affect the business or any owned or leased properties of Chouteau or the Subsidiaries and to which Chouteau or the Subsidiaries may be subject (including, without limitation, the Occupational Safety and Health Act of 1970, the Home Owners Loan Act, the Federal Deposit Insurance Act, as amended, (the "FDIA"), the Real Estate Settlement Procedures Act, the Home Mortgage Disclosure Act of 1975, the Fair Housing Act, the Equal Credit Opportunity Act and the

Federal Reserve Act, each as amended, and any other state or federal acts (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety or the environment), and no claims have been filed by any such governments or agencies against Chouteau or the Subsidiaries alleging such a violation of any such law or regulation which have not been resolved to the satisfaction of such governments or agencies. Each of Chouteau and the Subsidiaries holds all of the permits, licenses, certificates and other authorizations of foreign, federal, state and local governmental agencies required for the conduct of its business, except where failure to obtain such authorizations would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Chouteau and the Subsidiaries, taken as whole, or the ability of Chouteau to consummate the transactions contemplated hereby. Except as set on Schedule 3.20, neither of Chouteau or the Subsidiaries is subject to any cease and desist order, written agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory agreement letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits (collectively, the "Bank Regulators"), nor have either of Chouteau or the Subsidiaries been advised by any Bank Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking. Neither of Chouteau or the Subsidiaries is subject to Section 32 of the FDIA.

                  3.21. Administration of Fiduciary Accounts. Except as set forth on Schedule 3.21, the Bank has properly administered, in all respects material and which could reasonably be expected to be material to the business, operations or financial condition of Chouteau and the Subsidiaries, taken as a whole, all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. None of Chouteau, the Subsidiaries or any of their respective officers or directors has committed any breach of trust with respect to any such fiduciary account which is material to or could reasonably be expected to be material to the business, operations or financial condition of Chouteau and the Subsidiaries, taken as a whole, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

                  3.22. Disclosure. The representations and warranties of Chouteau contained in this Agreement are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to Chouteau or the Subsidiaries which has not been disclosed to United pursuant to this Agreement and the Schedules hereto which would have or would reasonably be expected to have a material adverse effect on the business, operations, financial condition or prospects of Chouteau and the Subsidiaries, taken as a whole, or the ability of Chouteau to consummate the transactions contemplated hereby.

                  3.23. Proxy Statement. At the time the Proxy Statement is mailed to the shareholders of Chouteau in order to obtain their approval referred to in Section 5.12 and at all times subsequent to such mailing up to and including the time of such approval, such Proxy Statement (including any supplements thereto), with respect to all information set forth therein relating to Chouteau (including the Subsidiaries) and its shareholders, Chouteau Common Stock, this Agreement, the Merger and all other transactions contemplated hereby supplied by Chouteau or the Subsidiaries for inclusion therein, will (a)comply in all material respects with applicable provisions of the 1933 Act, and (b)not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

                  3.24. Regulatory Approvals. As of the date hereof, neither of Chouteau or the Subsidiaries is aware of any fact that would likely result in the regulatory approvals specified in Section 5.1 not being obtained.

                  3.25. Interest Rate Risk Management Instruments.

                  (a) Schedule 3.25 sets forth a true, correct and complete list of all interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Chouteau or the Subsidiaries is a party or by which any of their properties or assets may be bound. Chouteau has delivered to United true, correct and complete copies of all such interest rate risk management agreements and arrangements.

                  (b) All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Chouteau or the Subsidiaries is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the knowledge of Chouteau and the Subsidiaries, in accordance with prudent banking practice and applicable rules, regulations and policies of the Bank Regulators and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. Each of Chouteau and the Subsidiaries has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued; and to the knowledge of Chouteau and the Subsidiaries, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

                  3.26. Loan Participations. Each loan of the Bank for which a participation has been sold is disclosed on Schedule 3.26.

                  3.27. Disclosures in Schedules. Any matter disclosed in any Schedule to this Agreement shall be deemed to have been disclosed in all Schedules to this Agreement.

                  3.28. Tax Treatment. Neither Chouteau nor the Subsidiaries are aware of any fact or circumstance which would disqualify the Merger as a "reorganization" that would be tax-free to the shareholders of Chouteau pursuant to Section 368(a) of Code.

                                    ARTICLE 4

                     CONDUCT OF BUSINESS PENDING THE MERGER

                  4.1. Conduct of Business. From the date of this Agreement to the Effective Date, unless United shall otherwise agree in writing or as otherwise expressly contemplated or permitted by other provisions of this Agreement, including this Section 4.1:

                  (a) the business of Chouteau and the Subsidiaries shall be conducted only in, and neither of Chouteau or the Subsidiaries shall take any action except in, the ordinary course, on an arms-length basis and in accordance, in all material respects, with all applicable laws, rules and regulations and past practices;

                  (b) neither of Chouteau or the Subsidiaries shall, directly or indirectly, (i) amend or propose to amend its Charter or Bylaws; (ii) issue or sell any of its equity securities, securities convertible into or exchangeable for its equity securities, warrants, options or other rights to acquire its equity securities, or any bonds or other securities, except (A) deposit and other bank obligations in the ordinary course of business and (B) pursuant to the exercise of the options, warrants, conversion privileges and other rights set forth on
Schedule 3.3; (iii) redeem, purchase, acquire or offer to acquire, directly or indirectly, any shares of capital stock of Chouteau or the Subsidiaries; (iv) split, combine or reclassify any outstanding shares of capital stock of Chouteau or the Subsidiaries, or declare, set aside or pay any dividend or other distribution payable in cash, property or otherwise with respect to shares of capital stock of Chouteau, except that (A) Chouteau shall be permitted to pay calendar quarter dividends (or a pro rata amount thereof for the quarter in which the Effective Date occurs) on the outstanding shares of Chouteau Common Stock in accordance with Chouteau's recent historical practice (not to exceed $7.00 per share per calendar quarter), and (B) the Subsidiaries shall be permitted to pay dividends on the shares of common stock of the Subsidiaries owned by Chouteau; (v) borrow any amount or incur or become subject to any material liability, except liabilities incurred in the ordinary course of business, but in no event will Chouteau or the Subsidiaries enter into any long-term borrowings with a term of greater than one year; (vi) discharge or satisfy any material lien or encumbrance on the properties or assets of Chouteau or the Subsidiaries or pay any material liability, except otherwise in the ordinary course of business; (vii) sell, assign, transfer, mortgage, pledge or subject to any lien or other encumbrance any of its assets, except (A) in the ordinary course of business; provided, that any such sale, assignment or transfer of any real property, other than OREO, shall not be considered in the ordinary course of business, (B) liens and encumbrances for current property taxes not yet due and payable, and (C) liens and encumbrances which do not materially affect the value of, or interfere with the past or future use or ability to convey, the property subject thereto or affected thereby; (viii) cancel any material debt or claims or waive any rights of material value, except in the ordinary course of business; (ix) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, limited liability company, joint venture or other business organization or division or material assets thereof, or assets or deposits that are material to Chouteau or the Subsidiaries, except in exchange for debt previously contracted, including OREO; (x) other than as set forth on Schedule 3.10, make any single or group of related capital expenditures or commitments therefor in excess of $25,000 or enter into any lease or group of related leases with the same party which involves aggregate lease payments payable of more than $50,000 for any individual lease; or (xi) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding with respect to any of the matters set forth in this Section 4.1(b);

                  (c) neither of Chouteau or the Subsidiaries shall, directly or indirectly, enter into or modify any employment, severance or similar agreements or arrangements with, or grant any bonuses, wage, salary or compensation increases, or severance or termination pay to, or promote, any director, officer, employee, group of employees or consultant or hire any employee, except in the ordinary course of business consistent with past practice;

                  (d) neither of Chouteau or the Subsidiaries shall adopt or amend any bonus, profit sharing, stock option, pension, retirement, deferred compensation, or other employee benefit plan, trust, fund, contract or arrangement for the benefit or welfare of any employees provided that Chouteau may make contributions to the ESOP in an amount equal to the amount accrued by Chouteau for such contribution prior to the Effective Date;

                  (e) each of Chouteau and the Subsidiaries shall use commercially reasonable efforts to cause its current insurance policies not to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage substantially equal to the coverage under the canceled, terminated or lapsed policies are in full force and effect;

                  (f) neither of Chouteau or the Subsidiaries shall enter into any settlement or similar agreement with respect to, or take any other significant action with respect to the conduct of, any action, suit, proceeding, order or investigation which is set forth on Schedule 3.14 or to which Chouteau or the Subsidiaries becomes a party after the date of this Agreement, without prior consultation with United;

                  (g) each of Chouteau and the Subsidiaries shall use commercially reasonable efforts to preserve intact in all material respects the business organization and the goodwill of each of Chouteau and the Subsidiaries and to keep available the services of its officers and employees as a group and preserve intact material agreements and credit facilities, and Chouteau shall confer on a regular and frequent basis with representatives of United, as reasonably requested by United, to report on operational matters and the general status of ongoing operations;

                  (h) neither of Chouteau or the Subsidiaries shall take any action with respect to investment securities held or controlled by any of them inconsistent with past practices, alter its investment portfolio duration policy as heretofore in effect or, without prior consultation with United, take any action that would have or could reasonably be expected to have a material effect on the Subsidiaries's asset/liability position;

                  (i) the Subsidiaries shall not make any agreements or commitments binding it to extend credit in an amount in excess of $250,000 to a new borrower, or make any agreements or commitments binding it to increase the amount of credit in excess of $250,000 to any borrower, or sell, assign or otherwise transfer or purchase any participation in any loan, in each case without prior consultation with United;

                  (j) with respect to properties leased by Chouteau or the Subsidiaries, neither of Chouteau or the Subsidiaries shall renew, exercise or fail to exercise an option to extend or renew, cancel or surrender any lease of real property nor allow any such lease to lapse, without the consent of United, which consent shall not be unreasonably withheld; and

                  (k) neither of Chouteau or the Subsidiaries shall agree to do any of the foregoing.

For purposes of this Agreement, the words "prior consultation" with respect to any action means advance notice of such proposed action and a reasonable opportunity to discuss such action in good faith prior to taking such action.

                                    ARTICLE 5

                       ADDITIONAL COVENANTS AND AGREEMENTS

                  5.1. Filings and Approvals. United and Chouteau will use all reasonable efforts and will cooperate with the other in the preparation and filing, as soon as practicable, of all applications or other documents required to obtain regulatory approvals and consents from the FRB and any other applicable regulatory authorities and provide copies of the non-confidential portions of such applications, filings and related correspondence to the other party. Prior to filing each application, registration statement or other document with the applicable regulatory authority, each party will provide the other party with an opportunity to review and comment on the non-confidential portions of each such application, registration statement or other document and will discuss with the other party which portions of this Agreement shall be designated as confidential portions of such applications. Each party will use all reasonable efforts and will cooperate with the other party in taking any other actions necessary to obtain such regulatory or other approvals and consents, including participating in any required hearings or proceedings. Subject to the terms and conditions herein provided, each party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

                  5.2. Certain Loans and Related Matters. Chouteau will furnish to United a complete and accurate list as of the end of each calendar month after the date of this Agreement, within 15 business days after the end of each such calendar month, of (a) all of the Bank's periodic internal credit quality reports prepared during such calendar month (which reports will be prepared in a manner consistent with past practices), (b) all loans of the Bank classified as non-accrual, as restructured, as 90 days past due, as still accruing and doubtful of collection or any comparable classification, (c) all OREO, including in-substance foreclosures and real estate in judgment, (d) any current repurchase obligations of the Bank with respect to any loans, loan participations or state or municipal obligations or revenue bonds and (e) any standby letters of credit issued by the Bank.

                  5.3. Monthly Financial Statements. Chouteau shall furnish United the Subsidiaries' balance sheets as of the end of each calendar month after March 31, 1998 and the related statements of operations, within 15 days after the end of each such calendar month. Such financial statements shall be prepared on a basis consistent with the Latest Subsidiaries Balance Sheets and the Related Subsidiaries Statements and on a consistent basis during the periods involved and shall fairly present the financial positions of the Subsidiaries, respectively, as of the dates thereof and the results of operations of the Subsidiaries, respectively, for the periods then ended.

                  5.4. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, except that without United's prior written consent, which consent will not be unreasonably withheld, Chouteau and the Subsidiaries shall neither incur nor pay any expenses related to the Merger and this Agreement which are in excess of $100,000.

                  5.5. No Negotiations, etc. Chouteau will not, and will cause the Subsidiaries and Chouteau's and the Subsidiaries' respective officers, directors, employees, agents and affiliates, not to, directly or indirectly, solicit, authorize, initiate or encourage submission of, any proposal, offer, tender offer or exchange offer from any person or entity (including any of its or their officers or employees) relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets or deposits of, or any equity interest in, Chouteau or the Subsidiaries or other similar transaction or business combination involving Chouteau or the Subsidiaries, or, unless Chouteau shall have determined, after receipt of a written opinion of counsel to Chouteau (a copy of which opinion shall be delivered to United), that the Board of Directors of Chouteau has a fiduciary duty to do so, (a) participate in any negotiations in connection with or in furtherance of any of the foregoing or (b) permit any person other than United and its representatives to have any access to the facilities of, or furnish to any person other than United and its representatives any non-public information with respect to, Chouteau or the Subsidiaries in connection with or in furtherance of any of the foregoing. Chouteau shall promptly notify United if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made, and shall promptly provide United with such information regarding such proposal, offer, inquiry or contact as United may request.

                  5.6. Notification of Certain Matters. Each party shall give prompt notice to the other parties of (a) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Agreement to be materially untrue or inaccurate when made, at the Effective Date or at any time prior to the Effective Date and (b) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

                  5.7. United Access to Information; Confidentiality.

                  (a) Chouteau shall permit and shall cause the Subsidiaries to permit United full access on reasonable notice and at reasonable hours to its properties and shall disclose and make available (together with the right to copy) to United and to the internal auditors, loan review officers, employees, attorneys, accountants and other representatives of United all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of Chouteau and the Subsidiaries, including, without limitation, all books of account (including, without limitation, the general ledgers), tax records, minute books of directors' and shareholders' meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files (including, without limitation, legal research memoranda), documents relating to assets and title thereto (including, without limitation, abstracts, title insurance policies, surveys, environmental reports, opinions of title and other information relating to the real and personal property), Plans affecting employees, securities transfer records and shareholder lists, and any books, papers and records relating to other assets, business activities or prospects in which United may have a reasonable interest, including, without limitation, its interest in planning for integration and transition with respect to the business of Chouteau and the Subsidiaries; provided, however, that the foregoing rights granted to United shall, whether or not and regardless of the extent to which the same are exercised, in no way affect the nature or scope of the representations, warranties and covenants of Chouteau set forth herein. In addition, Chouteau shall cause the Subsidiaries to instruct its officers, employees, counsel and accountants to be available for, and respond to any questions of, such United representatives at reasonable hours and with reasonable notice by United to such individuals, and to cooperate fully with United in planning for the integration of the business of Chouteau and the Subsidiaries with the business of United and its affiliates.

                  (b) All information furnished by Chouteau pursuant hereto shall be treated as the sole property of Chouteau until the Effective Date, and, if the Effective Date shall not occur, United shall return to Chouteau all documents or other materials obtained from Chouteau (including copies thereof) containing, reflecting or referring to such information; provided, however, that with respect to documents that reflect or refer to such information, United at its option may elect to destroy such documents to the extent United reasonably determines that such documents contain confidential information with respect to United or its affiliates. In addition, United shall keep confidential all such information. The obligation to keep such information confidential shall not apply to (i) any information which (A) was already in United's possession prior to the disclosure thereof to United by Chouteau, (B) was then generally known to the public, (C) became known to the public through no fault of United or its representatives or (D) was disclosed to United by a third party not bound by an obligation of confidentiality or (ii) disclosures required by law, governmental or regulatory authority.

                  (c) In the event that this Agreement shall terminate, neither party shall disclose, except as required by law or pursuant to the request of an administrative agency or other regulatory body, the basis or reason for such termination, without the consent of the other party.

                  5.8. Filing of Tax Returns and Adjustments.

                  (a) Chouteau and the Subsidiaries shall file (or cause to be filed)at their own expense, on or prior to the due date, all Tax returns, including all Plan returns and reports, for all Tax periods ending on or before the Effective Date where the due date for such returns or reports (taking into account valid extensions of the respective due dates) falls on or before the

Effective Date; provided, however, that neither of Chouteau or the Subsidiaries shall file any such Tax returns, or other returns, elections or information statements with respect to any liabilities for Taxes (other than federal, state or local sales, use, withholding or employment tax returns or statements), or consent to any adjustment or otherwise compromise or settle any matters with respect to Taxes, without prior consultation with United; provided, further, that neither of Chouteau or the Subsidiaries shall make any election or take any other discretionary position with respect to Taxes, in a manner inconsistent with past practices, without the prior written approval of United. Chouteau shall provide United with a copy of appropriate workpapers, schedules, drafts and final copies of each federal and state income Tax return or election of Chouteau and the Subsidiaries (including returns of all Plans) at least ten days before filing such return or election and shall reasonably cooperate with any request by United in connection therewith.

                  (b) United, in its sole and absolute discretion, will file (or cause to be filed) all Tax returns of Chouteau and the Subsidiaries due after the Effective Date. After the Effective Date, United, in its sole and absolute discretion and to the extent permitted by law, shall have the right to amend, modify or otherwise change all Tax returns of Chouteau and the Subsidiaries for all Tax periods.

                  5.9. Establishment of Accruals. If requested by United, on the business day immediately prior to the Effective Date, the Bank shall, consistent with generally accepted accounting principles, establish such additional accruals and reserves as may be necessary to conform the Bank's accounting and credit loss reserve practices and methods to those of United (as such practices and methods are to be applied to the Bank from and after the Effective Date) and reflect United's plans with respect to the conduct of the Bank's business following the Merger and to provide for the costs and expenses relating to the consummation by the Bank of the transactions contemplated by this Agreement. The establishment of such accruals and reserves shall not, in and of itself, (i) constitute a breach of any representation or warranty of Chouteau contained in this Agreement or constitute a material adverse change in the business, operations or financial condition of Chouteau and the Subsidiaries, taken as a whole, or (ii) be taken into account in determining (A) the amount of dividends Chouteau or its Subsidiaries may properly pay, or (B) any bonuses or other incentive compensation payable to employees of Chouteau or the Subsidiaries.

                  5.10. Employee and Director Matters.

                  (a) Subject to Section 5.10(b), and after the Effective Date, United shall have the right to continue, amend, merge or terminate any of the Plans (as defined in Section 3.17) in accordance with the terms thereof and subject to any limitation arising under applicable law, including tax qualification requirements. Until United shall take such action, however, such Plans shall continue in force for the benefit of present and former employees of Chouteau or the Subsidiaries who have any present or future entitlement to benefits under any of the Plans ("Chouteau Employees").

                  (b) If United takes any action to materially amend, merge or terminate any of the Plans, United shall allow Chouteau's and the Subsidiaries' employees who remain employees of Chouteau or the Subsidiaries following the Merger (collectively "Chouteau Employees") to participate in employee benefit plans in which similarly situated employees of United or Heritage Bank FSB currently participate. United shall grant the Chouteau Employees credit for all United or Heritage FSB benefit plans for prior service at the Bank for purposes of determining eligibility and vesting. Chouteau Employees will not receive credit for purposes of determining benefit accruals under such plans. United shall, with respect to all welfare benefit plans in which the Chouteau Employees participate, waive all waiting periods and preexisting condition limitations and grant credit for co-payments, out-of-pocket maximums and deductibles, to the extent applicable and permissible under its welfare benefit plans without any increase in the cost of such welfare benefit plans.

                  (c) United agrees not to terminate or discharge without cause any full-time employee of Chouteau or the Subsidiaries (who has been an employee of Chouteau or the Subsidiaries for at least 180 days at the time of the Effective Date) without continuing to pay such employee his or her salary for the period from the date of termination or discharge until the first anniversary of the Effective Date.

                  (d) This Section 5.10 is an agreement solely between Chouteau and United. Nothing in this Section 5.10, whether express or implied, confers upon any employee of Chouteau, the Subsidiaries or United or any other person, any rights or remedies, including, but not limited to: (i) any right to employment or recall, (ii) any right to continued employment for any specified period, or (iii) any right to claim any particular compensation, benefit or aggregate of benefits, of any kind or nature whatsoever, as a result of this
Section 5.10, other than any salary under Section  5.10(c).

                  (e) As of the Effective Date, each of the directors of Chouteau and the Subsidiaries, except for Craig Rehm and Ron Young, shall enter into a noncompetition agreement (the "Noncompetition Agreement") substantially in the form of Exhibit B.

                  (f) On the Effective Date, United shall appoint to United's Board of Directors and Heritage Bank FSB's Board of Directors one representative of Chouteau selected by the mutual agreement of United and Chouteau.

                  5.11. Tax Treatment. None of Chouteau, the Subsidiaries or United shall take any action which would disqualify the Merger as a "reorganization" that would be tax-free to the shareholders of Chouteau pursuant to Section 368(a) of the Code.

                  5.12. Registration Statement; Shareholder Approvals.

                  (a) United shall prepare and file with the SEC as soon as practicable a registration statement on Form S-4 (the "Registration Statement") containing a proxy statement/prospectus covering the Merger Shares (the form of such proxy statement/prospectus, together with any amendments thereof or supplements thereto, mailed to Chouteau's shareholders in connection with the meeting referred to in this Section is herein referred to as the "Proxy Statement") and shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable.

                  (b) Chouteau shall furnish to United such information as is reasonably necessary in order for United to prepare the Registration Statement and Proxy Statement and shall cooperate with United in the preparation of the Registration Statement and the Proxy Statement. Chouteau agrees promptly to notify United if at any time prior to the Chouteau shareholder meeting the Proxy Statement becomes incorrect or incomplete in any material respect, and to provide United with the information needed to correct such inaccuracy or omission.

                  (c) United shall take any action required to be taken under state blue sky or securities laws in connection with the issuance of the Merger Shares.

                  (d) United shall advise Chouteau, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment thereto has been filed, of the issuance of any stop order, of the suspension of the qualification for offering or sale in any jurisdiction of the Merger Shares or any request by the SEC for an amendment or supplement of the Registration Statement or for additional information.

                  (e) If at any time prior to the Effective Date any event with respect to United, Chouteau, their directors, officers or any of their subsidiaries shall occur which is required to be described in the Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be filed promptly with the SEC and, to the extent required by law, disseminated to the shareholders of Chouteau.

                  (f) Chouteau shall call a meeting of its shareholders for the purpose of voting upon this Agreement and the Merger, and shall schedule such meeting based on consultation with United. The Board of Directors of Chouteau shall recommend that its shareholders approve this Agreement and the Merger, and shall use its best efforts (including, without limitation, soliciting proxies for such approval) to obtain its shareholders' approval.

                  5.13. Nasdaq Listing. United shall file an application for listing of additional shares in accordance with the rules of the Nasdaq National Market in order to have the Merger Shares approved for listing on the Nasdaq National Market and shall use its best efforts to have such application approved by the Nasdaq National Market prior to the Effective Date.

                  5.14. Affiliate Letters. Prior to the Effective Date, Chouteau shall cause to be prepared and delivered to United a list identifying each person who, at the time of the shareholder meeting described in Section 5.12, may be deemed to be an "affiliate" of Chouteau, as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 under the 1933 Act (the "Rule 145 Affiliates"). Chouteau shall use its reasonable efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to United on or prior to the Effective Date, a written agreement related to compliance with Rule 145 in form and substance reasonably satisfactory to United. After the Effective Date, United shall use its best efforts to satisfy the conditions (within its control) set forth in Rule 144(c)(1) promulgated by the SEC under the 1933 Act for so long as any Rule 145 Affiliate is subject to the provisions of Rule 145(d).

                                    ARTICLE 6

                                   CONDITIONS

                  6.1. Conditions to Obligations of Each Party. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Effective Date of the following conditions:

                  (a) Regulatory approval for the consummation of the transactions contemplated hereby shall have been obtained from the FRB and any other governmental authority from whom approval is required, and the applicable waiting periods, if any, under all statutory or regulatory waiting periods shall have lapsed. None of such approvals shall contain any conditions or restrictions that United reasonably believes will materially restrict or limit the business or activities of United, Chouteau or the Subsidiaries or have a material adverse effect on, or would be reasonably likely to have a material adverse effect on, the business, operations or financial condition of United and its subsidiaries, taken as a whole, on the one hand, or Chouteau and the Subsidiaries, taken as a whole, on the other hand.

                  (b) No injunction or other order entered by a state or federal court of competent jurisdiction shall have been issued and remain in effect which would impair the consummation of the transactions contemplated hereby.

                  (c) There shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would materially impair the consummation of the transactions contemplated hereby.

                  (d) No party hereto shall have terminated this Agreement as permitted herein.

                  (e) United shall have been registered as a bank holding company under the BHC Act.

                  (f) There shall not be threatened, instituted or pending any action or proceeding before any court or governmental authority or agency, domestic or foreign, challenging or seeking to make illegal, or to delay or otherwise directly or indirectly to restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with the transactions contemplated hereby.

                  (g) There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction proposed, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any federal, state or other court, government or governmental authority or agency, which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 6.1(f).

                  6.2. Additional Conditions to Obligation of Chouteau. The obligation of Chouteau to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the following conditions:

                  (a) The representations and warranties of United set forth in
         Article 2 shall have been true and correct as of the date hereof, and shall be true and correct as of the Effective Date as if made at and as of the Effective Date, except where the failure to be true and correct would not have, or would not reasonably be expected to have, a material adverse effect on the business, operations or financial condition of United and its subsidiaries, taken as a whole; and United shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Date.

                  (b) United shall have furnished to Chouteau a certificate of a senior officer of United, dated as of the Effective Date, in which such officer shall certify that he has no reason to believe that the conditions set forth in Section 6.2(a) have not been fulfilled.

                  (c) United shall have furnished to Chouteau (i) copies of the text of the resolutions by which the corporate action on the part of United necessary to approve this Agreement and the transactions contemplated hereby were taken, (ii) a certificate dated as of the Effective Date executed on behalf of United by its corporate secretary or one of its assistant corporate secretaries certifying to Chouteau that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded and (iii) an incumbency certificate dated as of the Effective Date executed on behalf of United by its respective corporate secretary or one of their respective assistant corporate secretaries certifying the signature and office of each officer of United, executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto.

                  (d) Chouteau shall have received an opinion letter from Dorsey & Whitney LLP dated as of the Effective Date addressed to Chouteau from based on customary reliance and subject to customary qualifications, to the effect that:

                           (i) United and its subsidiaries have the requisite
                  corporate and other power and authority (including all licenses, permits and authorizations) to own and operate its properties and to carry on its business as now conducted. United is licensed or qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be licensed or qualified, except where the failure to be so licensed or qualified would not have or would not be reasonably expected to have a material adverse effect on the business, operations, financial condition or operating results of United.

                           (ii) The authorized capital of United consists of
                  8,000,000 shares of United Common Stock, and all of the issued and outstanding shares of the United Common Stock are duly authorized, validly issued, fully paid and nonassessable. To such counsel's knowledge, no holder of the United Common Stock is entitled to any preemptive or other similar rights with respect to the capital stock of United.

                           (iii) Except as set forth in Schedule 2.11, to the
                  knowledge of such counsel, there are no actions, suits, proceedings, orders or investigations pending or threatened against United, at law or in equity, or before or by any federal, state or other governmental department, commission, board, bureau, agency or instrumentality.

                           (iv) United is a corporation duly incorporated,
                  validly existing and in good standing under the laws of the State of Minnesota. United is registered as a bank holding company under the BHC Act.

                           (v) United has the corporate power to consummate the
                  transactions on its part contemplated by this Agreement. United has taken all requisite corporate action to authorize such agreements, and such agreements have been duly executed and delivered by United and constitute the valid and binding obligations of United enforceable in accordance with their respective terms, subject as to the enforcement of remedies to applicable bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally and to judicial limitations on the enforcement of the remedy of specific performance.

                           (vi) The execution and delivery of this Agreement by
                  United and the consummation of the transactions contemplated hereby and thereby will not constitute a breach, default or violation under United's Charter or Bylaws or, to such counsel's knowledge, (A) any material agreement, arrangement or understanding to which United is a party, (B) any license, franchise or permit of United or (C) any law, regulation, order, judgment or decree applicable to United.

                           (vii) No authorization, consent or approval of, or
                  filing with, any public body, court or authority is necessary for the consummation by United of the transactions contemplated hereby which has not been obtained or made.

                           (viii) The Merger Shares will be, when issued, duly
                  authorized, validly issued, fully paid and nonassessable.

                           (ix) At the time the Registration Statement became
                  effective, the Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by Chouteau, as to which no opinion is expressed) complied as to form in all material respects with the requirements of the 1933 Act.

                  (e) Since the date of this Agreement, there has been no material adverse change in, and no event, occurrence or development in the business of United or its subsidiaries that, taken together with other events, occurrences and developments with respect to such business, would have or would reasonably be expected to have a material adverse effect on, the business, operations, financial condition or prospects of United and its subsidiaries, taken as a whole.

                  (f) This Agreement and the Merger shall have been approved by the requisite percentage of Chouteau's shareholders as required by MCA.

                  (g) Chouteau shall have received a fairness opinion from Columbia Financial Advisors, Inc., in form and substance satisfactory to Chouteau, as to the fairness of the transaction set forth in this Agreement to the shareholders of Chouteau.

                  (h) The Merger Shares have been approved for listing, upon official notice of issuance, on the Nasdaq National Market.

                  (i) The Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement shall have been entered by the SEC. United shall have received all necessary permits and otherwise complied with all state securities laws applicable to the issuance of the Merger Shares pursuant to this Agreement.

                  (j) Chouteau shall have received an opinion of Holland & Hart LLP dated as of the Effective Date and in form and substance reasonably satisfactory to Chouteau, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Date, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that accordingly: (i) no gain or loss will be recognized for federal income tax purposes by shareholders of Chouteau who exchange their Chouteau Common Stock solely for United Common Stock pursuant to the Merger; (ii) cash consideration received by Chouteau shareholders in lieu of fractional shares of United Common Stock will be treated as distributions in redemption, subject to the limitations of Section 302 of the Code; and (iii) the tax basis of the United Common Stock received by shareholders of Chouteau who exchange all of the their Chouteau Common Stock solely for United Common Stock in the Merger will be the same as the tax basis of the Chouteau Common Stock surrendered in exchange therefor. In rendering such an opinion, such counsel may require and rely upon representations and covenants of Chouteau and United and such other persons as counsel deems appropriate.

         6.3. Additional Conditions to Obligation of United. The obligation of United to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the following conditions:

                  (a) The representations and warranties of Chouteau in this Agreement shall have been true and correct as of the date hereof, and such representations and warranties shall be true and correct as of the Effective Date as if made at and as of the Effective Date, except (i) where the failure to be true and correct would not have, or would not reasonably be expected to have, a material adverse effect on the business, operations, financial condition or prospects of Chouteau and the Subsidiaries, taken as a whole; and (ii) Chouteau shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by them hereunder at or prior to the Effective Date.

                  (b) Chouteau shall have furnished to United a certificate of the President and Chief Executive Officer and the Chief Financial Officer of Chouteau, dated as of the Effective Date, in which such officers shall certify that they have no reason to believe that the conditions set forth in Section 6.3(a) have not been fulfilled.

                  (c) Chouteau shall have furnished to United (i) copies of the text of the resolutions by which the corporate action on the part of Chouteau necessary to approve this Agreement and the transactions contemplated hereby were taken, (ii) a certificate dated as of the Effective Date executed on behalf of Chouteau by its corporate secretary or one of its assistant corporate secretaries certifying to United that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded and (iii) an incumbency certificate dated as of the Effective Date executed on behalf of Chouteau by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto.

                  (d) United shall have received an opinion letter dated as of the Effective Date addressed to United from Holland & Hart LLP, based on customary reliance and subject to customary qualifications, to the effect that:

                           (i) Chouteau is a corporation duly incorporated,
                  validly existing and in good standing under the laws of the State of Montana.

                           (ii) The Bank is a state banking association duly
                  organized, validly existing and in good standing under the laws of the State of Montana.

                           (iii) The Insurance Agency is a corporation duly
                  organized, validly existing and in good standing under the laws of the State of Montana.

                           (iv) Each of Chouteau and the Subsidiaries has the
                  requisite corporate and other power and authority (including all licenses, permits and authorizations) to own and operate its properties and to carry on its business as now conducted. Each of Chouteau and the Subsidiaries is licensed or qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be licensed or qualified, except where the failure to be so licensed or qualified would not have or would not be reasonably expected to have a material adverse effect on the business, operations, financial condition or operating results of Chouteau or the Subsidiaries.

                           (v) The execution and delivery of this Agreement by
                  Chouteau and the consummation of the transactions contemplated hereby will not constitute a breach, default or violation under the respective Charter or Bylaws of Chouteau or the Subsidiaries or, to such counsel's knowledge, (A) any material agreement, arrangement or understanding to which Chouteau or the Subsidiaries is a party, (B) any material license, franchise or permit of Chouteau or the Subsidiaries or (C) any material law, regulation, order, judgment or decree applicable to Chouteau or the Subsidiaries.

                           (vi) The authorized capital of Chouteau consists of
                  20,000 shares of Chouteau Common Stock, $10 par value, and all of the issued and outstanding shares of the Chouteau Common Stock are duly authorized, validly issued, fully paid and nonassessable. To such counsel's knowledge, no holder of the Chouteau Common Stock is entitled to any preemptive or other similar rights with respect to the capital stock of Chouteau.

                           (vii) The authorized capital of the Bank consists of
                  10,000 shares of common stock, $100 par value. The authorized capital stock of the Insurance Agency consists of 1,000 shares of common stock, $1 par value. All of the issued and outstanding shares of capital stock of the Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, except that the common shares of the Bank may become subject to assessment pursuant to Section 32-1-506 of MCA. To such counsel's knowledge, no holder of the common stock of the Subsidiaries is entitled to any preemptive or other similar rights with respect to the capital stock of the Subsidiaries.

                           (viii) Except as set forth in Schedule 3.14, to the
                  knowledge of such counsel, there are no actions, suits, proceedings, orders or investigations pending or threatened against Chouteau or the Subsidiaries, at law or in equity, or before or by any federal, state or other governmental department, commission, board, bureau, agency or instrumentality.

                           (ix) Chouteau has the corporate power to consummate
                  the transactions on its part contemplated by this Agreement. Chouteau has duly taken all requisite corporate action to authorize this Agreement and this Agreement has been duly executed and delivered by Chouteau and constitutes the valid and binding obligation of Chouteau enforceable in accordance with its terms, subject as to the enforcement of remedies to applicable bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally and to judicial limitations on the enforcement of the remedy of specific performance.

                           (x) No authorization, consent or approval of, or
                  filing with any public body, court or public authority, is necessary for the consummation by Chouteau of the transactions contemplated hereby, which has not been obtained or made.

                  (e) There shall not be threatened, instituted or pending any action or proceeding before any court or governmental authority or agency, domestic or foreign (i) seeking to prohibit direct or indirect ownership or operation by United of all or a material portion of the business or assets of Chouteau or the Subsidiaries or of United or any of its subsidiaries, or to compel United or any of its subsidiaries or Chouteau or the Subsidiaries to dispose of or to hold separately all or a material portion of the business or assets of United or any of its subsidiaries or of Chouteau or the Subsidiaries, as a result of the transactions contemplated hereby, or (ii) seeking to require direct or indirect divestiture by United of any of its business or assets or of the business or assets of Chouteau or the Subsidiaries.

                  (f) There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction proposed, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any federal, state or other court, government or governmental authority or agency, which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 6.3(e).

                  (g) United shall not have discovered any fact or circumstance existing as of the date of this Agreement which has not been disclosed to United, as of the date of this Agreement, in this Agreement, any Schedule hereto, or any document specifically required to be furnished to United hereunder, regarding Chouteau or the Subsidiaries which would, individually or in the aggregate with other such facts and circumstances, (i) materially impair the consummation of the transactions contemplated by this Agreement, or (ii) have a material adverse effect on the business, operations, financial condition or prospects of Chouteau and the Subsidiaries, taken as a whole.

                  (h) Since the date of this Agreement, there shall have been no material adverse change in, and no event, occurrence or development in the business of Chouteau or the Subsidiaries that, taken together with other events, occurrences and developments with respect to such business, would have or would reasonably be expected to have a material adverse effect on, the business, operations or financial condition of Chouteau and the Subsidiaries, taken as a whole.

                  (i) As of the Effective Date, all issued and outstanding shares of Chouteau Common Stock will be free and clear of any lien, pledge, security interest, encumbrance or charge of any kind, including any lien, pledge, security interest, encumbrance or charge set forth on
         Schedule 3.3.

                  (j) The requisite percentage of the Chouteau shareholders shall have approved the Merger and this Agreement as provided in the MCA.

                  (k) The Dissenting Shares shall not be more than 20% of Chouteau's issued and outstanding common stock on the Effective Date.

                  (l) United shall have received a fairness opinion from D.A. Davidson & Co., in form and substance satisfactory to United, as to the fairness of the transaction set forth in this Agreement to the shareholders of United.

                  (m) United shall have received, at its sole cost, from a title insurance company an extended form title insurance policy covering Chouteau's and the Subsidiaries' real property (other than the Bank's
         OREO) in amounts equal to their respective fair market values showing Chouteau or the Subsidiaries, as the case may be, to be vested with good and merchantable fee simple title, free and clear of all liens and encumbrances other than customary burdens on title such as taxes, zoning, easements, patent reservations and such other burdens as do not adversely affect the use of or the ability to convey the real property.

                  (n) United shall have received a balance sheet of Chouteau and the Subsidiaries as of December 31, 1997 and the related statement of operation and changes in shareholder equity and cash flow for the year then ended which (A) have been audited by KPMG Peat Marwick LLP, (B) is accompanied by the opinion of KPMG Peat Marwick LLP stating that such statements present fairly, in all material respects, the financial position of Chouteau and the Subsidiaries as of December 31, 1997 and the result of their operations and cash flow for the year ended December 31, 1997 in conformity with generally accepted accounting principals, and (C) is not, in United's sole discretion, different in any material respect from the Latest Balance Sheets and Related Statements. The statements to be provided pursuant to the preceding shall be provided at the expense of Chouteau.

                  (o) No later than thirty (30) days after United has received the financial statements and opinion of KPMG Peat Marwick LLP pursuant to Section 6.3(n), United shall have completed its due diligence investigation regarding the business, assets, properties, condition (financial or otherwise), results of operations or prospects of the Chouteau and shall not have discovered any fact or circumstance (whether known or unknown at the time of this Agreement) which is, individually or in the aggregate with other such facts and circumstances, materially adverse to Chouteau or to the value of the shares of Chouteau Common Stock.

                  (p) Each of the directors of Chouteau and the Subsidiaries, except for Craig Rehm and Ron Young, shall have executed and delivered a Noncompetition Agreement to United and Heritage Bank FSB in accordance with Section 5.10(d) hereof.

                  (q) On or before August 31, 1998, United shall have investigated the environmental condition of Chouteau's and the Subsidiaries' real property and shall have reasonably determined that no materially adverse environmental condition exists with respect to any such real property.

                  (r) United shall have received an opinion from Dorsey & Whitney LLP dated as of the Effective Date and in form and substance reasonably satisfactory to United to effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Date, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code provided that this Section 6.3(r) shall be a condition to United's obligations under this Agreement only if (i) Chouteau has been unable to receive the opinion of Holland and Hart LLP set forth in Section 6.2(j) and (ii) Chouteau has elected to waive the condition set forth in Section 6.2(j). In rendering such an opinion, such counsel may require and rely upon representations and covenants of Chouteau and United and such other persons as counsel deems appropriate.

                  (s) On or before July 31, 1998, United shall have received the duly executed Shareholder Consent in the form attached to this Agreement as Exhibit C.

                                    ARTICLE 7

                        TERMINATION, AMENDMENT AND WAIVER

                  7.1. Termination. This Agreement may be terminated prior to the Effective Date:

                  (a) by mutual consent of United and Chouteau;

                  (b) by either United or Chouteau, if any of the conditions to such party's obligation to consummate the transactions contemplated in this Agreement shall have become impossible to satisfy;

                  (c) by either United or Chouteau if the Effective Date is not on or before November 30, 1998 (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement in breach of such party's obligations under this Agreement);

                  (d) by United if, after the date hereof, the Board of Directors of Chouteau shall have withdrawn, modified or changed its recommendation of this Agreement or the Merger;

                  (e) by Chouteau if the United Average Share Price is more than $31.35; or

                  (f) by United if the United Average Share Price is less than $25.65.

                  Any party desiring to terminate this Agreement shall give written notice of such termination and the reasons therefor to the other parties.

                  7.2. Effect of Termination. If this Agreement is terminated as permitted by Section 7.1, such termination shall be without liability or obligation of any party (or any shareholder, officer, employee, agent, consultant or representative of such party) to any other party to this Agreement, except (a) as may be otherwise provided in law or in equity, and (b) that the covenants contained in Section s 5.4 and 5.7(b) and (c) hereof shall survive such termination.

                  7.3. Amendment. This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

                  7.4. Waiver. At any time prior to the Effective Date, any party hereto may (a)extend the time for the performance of any of the obligations or other acts of the other parties hereto or (b)waive compliance with any of the agreements of the other parties or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit.

                                    ARTICLE 8

                               GENERAL PROVISIONS

                  8.1. Public Statements. Neither of Chouteau or United shall make any public announcement or statement with respect to the Merger, this Agreement or any related transactions without the approval of the other parties; provided, however, that United may, upon reasonable notice to Chouteau, make any public announcement or statement that it believes is required by federal securities laws.

                  8.2. Notices. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by fax, by telecopier, by overnight delivery service, or by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

                  if to United:

                           United Financial Corp.
                           c/o Central Financial Services, Inc.
                           5500 Wayzata Boulevard
                           Suite 145
                           Golden Valley MN  55416
                           Attention:  Kurt Weise
                           Fax:  (612) 542-8617

                           Dorsey & Whitney LLP
                           507 Davidson Building
                           8 Third Street North
                           Great Falls, MT 59401
                           Attention:  Jack Manning
                           Fax: (406) 727-3638

                  if to Chouteau:

                           Craig Rehm
                           Chouteau County Bancshares, Inc.
                           1502 Main Street
                           Fort Benton, MT  59442
                           Fax:  (406) 622-3657

                  with a copy to:

                           David R. Chisholm, Esq.
                           Holland & Hart LLP
                           Suite 1500, First Interstate Center
                           401 North 31st Street
                           Billings, MT  59101
                           Fax: (406) 252-1669

                  All such notices and other communications shall be deemed to have been duly given as follows: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if delivered by mail; when receipt electronically acknowledged, if faxed or telecopied; and the next day after being delivered to an overnight delivery service.

                  8.3. Interpretation. When a reference is made in this Agreement to subsidiaries of United, the word "subsidiary" means any "majority-owned subsidiary" (as defined in Rule 12b-2 under the 1934 Act) of United, as the context requires; provided, however, that neither of Chouteau or the Subsidiaries shall at any time be considered a subsidiary of United for purposes of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Section s and Articles refer to Section s and Articles of this Agreement unless otherwise stated. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," and words of like import, unless the context requires otherwise, refer to this Agreement (including the Exhibits and Schedules hereto). As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires.

                  8.4. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties shall negotiate in good faith to modify this Agreement and to preserve each party's anticipated benefits under this Agreement.

                  8.5. Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof;
(b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; (c) shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Montana, without giving effect to the principles of conflict of laws thereof; and (d) shall not be assigned by operation of law or otherwise. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

                  8.6. Representations, Warranties and Covenants. Except for the provisions of subparagraphs (a), (b) and (c) of Section 5.10, the representations, warranties and covenants of the parties set forth herein will not survive the consummation of the Merger.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above, in the case of United and Chouteau by their respective duly elected and authorized officers.

                             UNITED FINANCIAL CORP.


                             By  /s/  Kurt R Weise
                                 ------------------------------
                                 Kurt R. Weise, its President
                                 --------------     ---------




                             CHOUTEAU COUNTY BANCSHARES,
                             INC.


                             By  /s/  Craig Rehm
                                 -------------------------
                                 Craig Rehm, its President
                                 -----------     ---------